UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Fisher Communications, Inc.

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FISHER COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2010

To the Shareholders of Fisher Communications, Inc.:

The Annual Meeting of Shareholders of Fisher Communications, Inc. will be held at Fisher Plaza, 140 4th Avenue North, Seattle, Washington 98109, at 10:00 a.m., Pacific Time, on Wednesday, May 12, 2010, for the purpose of considering and voting upon the following matters:

1. To elect three directors nominated by our Board of Directors for a term of three years or until their successors have been elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.

3. To approve our Amended and Restated 2008 Equity Incentive Plan.

4. To consider a shareholder proposal requesting that our Board take the necessary steps to increase the size of our Board of Directors to twelve (12) directors if it is properly presented by the shareholder proponent at the meeting.

5. To consider a shareholder proposal amending our bylaws to require shareholder approval of certain Company acquisitions if it is properly presented by the shareholder proponent at the meeting.

6. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends shareholders vote FOR Items 1, 2 and 3, and AGAINST Items 4 and 5.

Our Board of Directors has established the close of business on March 19, 2010 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

Further information regarding voting rights and the business to be transacted at the Annual Meeting is provided in the accompanying Proxy Statement. Admission to the Annual Meeting will be by admission card only, and family members are welcome to accompany you. Directions to Fisher Plaza and a map are provided on the back cover of the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on May 12, 2010

The Proxy Statement and 2009 Annual Report to Shareholders are available at www.envisionreports.com/fsci for registered shareholders and at www.edocumentview.com/fsci for all other shareholders.

April 7, 2010	BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Bellavia
Corporate Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we urge you to vote your Proxy at your earliest convenience via the Internet, by telephone or by signing and dating your Proxy and returning it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the Annual Meeting in person, your Proxy may be revoked and you may personally vote your shares, even though you have previously returned your Proxy.

PROXY STATEMENT

FISHER COMMUNICATIONS, INC.

140 4th Avenue North

Suite 500

Seattle, Washington 98109

(206) 404-7000

This Proxy Statement and the accompanying form of Proxy are being sent to shareholders of Fisher Communications, Inc. (the “Company”) on or about April 7, 2010 for use in connection with the Annual Meeting of Shareholders of the Company to be held on May 12, 2010. In this Proxy Statement all references to “we,” “us” and “our” refer to Fisher Communications, Inc.

ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of the Company (the “Annual Meeting”) will be held at 10:00 a.m. on Wednesday, May 12, 2010 at Fisher Plaza, 140 4th Avenue North, Seattle, Washington 98109. (The entrance to the Fisher Plaza parking garage is on John Street.) Directions to Fisher Plaza and a map are provided on the back cover of this Proxy Statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of directors, the ratification of the Company’s independent registered public accounting firm for 2010, the approval of the Company’s Amended and Restated 2008 Equity Incentive Plan, and the consideration of two shareholder proposals if they are properly brought before the meeting.

In addition, the Company’s management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 19, 2010, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Family members are welcome to accompany you to the Annual Meeting. Admission to the Annual Meeting will be by admission card only. If you hold your shares in “street name” (that is, through a broker or other nominee), you may request an admission card by writing or phoning the Company; you will need to bring to the Annual Meeting a letter from the broker or other nominee confirming your beneficial ownership of Company shares as of the record date.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the Company’s shares of common stock outstanding on the record date is required to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 8,770,544 shares of common stock of the Company were outstanding.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you have directed. If you are a registered shareholder (you own shares in your own name) and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders that wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Registered shareholders also may vote on the Internet at www.envisionreports.com/fsci. Please have your proxy card in hand when going online and follow the online instructions. Shareholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees. Internet voting for registered shareholders is available up until 1:00 a.m., Central Time, on May 12, 2010, the day of the Annual Meeting. The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission is set forth or submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The Internet voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the accompanying proxy card.

Registered shareholders may also vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up to 1:00 a.m., Central Time, on May 12, 2010, the day of the Annual Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the accompanying proxy card.

The Company strongly encourages you to use Internet or telephone voting because these voting methods are faster and less costly than voting via proxy card. If you vote via the Internet or telephone, you do not need to mail your proxy card.

If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

If you attend the Annual Meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter from the nominee indicating that you were the beneficial owner of the Company shares on the record date.

Can I change my vote after I return my proxy card?

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by submitting to the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to your shares will be suspended if you attend the Annual Meeting in person and so request to the Secretary of the Company or vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. As set forth in this Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” all nominees to be elected as directors, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010, “FOR” the Company’s Amended and Restated 2008 Equity Incentive Plan, and “AGAINST” the two shareholder proposals expected to be presented at the meeting.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors.    Directors will be elected by a plurality of the votes cast at the Annual Meeting by shareholders present, in person or by proxy, and entitled to vote. In the election of directors, shareholders have cumulative voting rights. Accordingly, a shareholder may either: (i) cumulate his or her shares and give one nominee (or divide in any proportion among some or all nominees) as many votes as the number of shares that such shareholder holds, multiplied by three (the number of directors to be elected); or (ii) vote his or her shares, multiplied by three, equally among the nominees for election. If a shareholder wishes to cumulate his or her votes, he or she should multiply the number of votes he or she is entitled to cast by three (the number of directors to be elected) to derive a cumulative total and then write the number of votes for each director next to each director’s name on the proxy card. The total votes cast in this manner may not exceed the cumulative total.

If a shareholder does not wish to cumulate votes for directors, he or she should indicate a vote “FOR” the nominees or a “WITHHOLD” vote with respect to the nominees, as provided on the proxy card. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Abstentions will have no effect on the election of directors because they will not represent votes cast for the purpose of voting on the matter. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to the election of directors, and therefore, broker non-votes will have no impact on the election of directors.

Please note that this year the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Ratification of the Independent Registered Public Accounting Firm.    The proposal to ratify the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for 2010 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Each outstanding share will be entitled to one vote. Abstentions will have no effect on this matter because they will not represent votes cast for the purpose of voting on this proposal. There will be no broker non-votes on the ratification of the independent registered public accounting firm because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares on this matter.

Approval of the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan.    The proposal to approve the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Each outstanding share will be entitled to one vote. Abstentions and broker non-votes will have no effect on this matter because they will not represent votes cast for the purpose of voting on this matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to this matter.

Approval of the Shareholder Proposals.    Each of the shareholder proposals will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Each outstanding share will be entitled to one vote. Abstentions will have no effect on the shareholder proposals because they will not represent votes cast for the purpose of voting on the proposals. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to the shareholder proposals, and therefore, broker non-votes will have no impact on the approval of either shareholder proposal.

Who is soliciting proxies and who will bear the cost of soliciting votes for the Annual Meeting?

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company, via electronic or regular mail, telephone, facsimile or personal interview. The Company does not expect to pay any compensation to anyone for the solicitation of proxies, except for reimbursements to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners and the fees and expenses of Georgeson Inc. described below.

The Company has retained Georgeson Inc. to assist in the distribution and solicitation of proxies for a fee of approximately $9,000 plus distribution costs, other reasonable expenses and $5.00 per completed call or Tele Vote. Georgeson Inc. may also solicit proxies on our behalf via telephone.

Your cooperation in promptly voting your shares and submitting your proxy via the Internet or telephone, or by completing and returning the enclosed proxy card, will help to avoid additional expense.

Proxies and ballots will be received and tabulated by Computershare Limited, our inspector of election for the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

If we adjourn the Annual Meeting to a later date, we will conduct the same business at the later meeting and, unless Washington law requires us to set a new record date, only the shareholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting. Washington law requires the establishment of a new record date if the Annual Meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If we are not required to set a new record date, your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Proposal No. 1 — Election of Directors

Our Amended and Restated Articles of Incorporation, as amended (“Articles”), provide that our number of directors must fall within a range of 9 to 19, with the exact number to be determined pursuant to the Company’s Bylaws. Our Bylaws currently provide that our Board of Directors will consist of 10 directors. Our number of directors may be changed by amending the Bylaws.

Our directors are elected for terms of three years and until their successors have been elected and qualified. Our Articles and Bylaws require that the terms of our directors be staggered such that approximately one-third of the directors are elected each year to the extent permitted by Washington law.

In accordance with the above, our Board of Directors has nominated Colleen B. Brown, Donald G. Graham, III and Brian P. McAndrews for election as directors for three-year terms to expire at the 2013 annual meeting. All of the nominees are currently directors of the Company previously elected by the shareholders. Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly signed proxies will be voted for the Board’s nominees. All three nominees have each agreed to serve if elected, and management and the Board of Directors presently have no reason to believe that they will refuse or be unable to serve. If any of the Board’s nominees refuses or becomes unavailable to serve as a director, proxies will be voted for the election of such person as will be designated by the Board of Directors to replace such Board nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The Board Of Directors Unanimously Recommends That You Vote

“FOR” All Nominees To Be Elected As Directors.

INFORMATION WITH RESPECT TO NOMINEES AND

DIRECTORS WHOSE TERMS CONTINUE

Our Board of Directors is made of up of individuals possessing a diverse set of experience, qualifications, attributes and skills. As a result, each of our directors offers a unique and valuable perspective to the Company. The following tables set forth certain information with respect to director nominees and directors whose terms continue, including (i) the age of each director as of December 31, 2009, (ii) the term of his or her directorship, (iii) the principal occupation(s) of each director during the past five years, (iv) the other public company directorships held currently or at any time during the past five years, (v) family relationships with other directors and executive officers of the Company (first cousin or closer), if applicable, and (vi) the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each of the continuing members of our Board of Directors and each of the nominees should serve as a director as of the date of this Proxy Statement. All nominees have consented to being named in this Proxy Statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the Nominating and Corporate Governance Committee and Board of Directors.

NOMINEES FOR DIRECTORS FOR THREE YEAR TERM EXPIRING IN 2013

Name and Age	Principal Occupation(s) Of Director During Last Five Years

Colleen B. Brown, 51

Ms. Brown has been President and Chief Executive Officer of the Company since October 2005. She has been a director of the Company since October 2006. From 2004 to 2005, Ms. Brown was President and owner of Aberdeen Media Corporation, an entrepreneurial venture founded to pursue opportunities in the U.S. television market. Ms. Brown served as Senior Vice President at Belo Corp., a publicly-traded television company, from 2000 to 2003 and as President of the broadcast group for Lee Enterprises, Incorporated, a provider of local news, information and advertising in primarily midsize markets, from 1998 until the sale of the broadcasting group in 2000. From 1980 to 1998, Ms. Brown served in various senior management capacities for the broadcasting operations of Gannett Co., Inc., an international news and information company. Ms. Brown holds a Master of Business Administration degree from the University of Colorado at Boulder.

Ms. Brown was nominated to continue to serve as a director due to her position as the Company’s President and Chief Executive Officer and her resulting insights on the day-to-day affairs of the Company, her 30 years of experience in the broadcasting industry, including executive positions at Gannett, Lee and Belo, and her past board experience within the technology industry.

Donald G. Graham, III, 55

Mr. Graham has been a director of the Company since 1993. Mr. Graham owns Cerberus Productions, LLC, a visual advertising production company based in New York City. He was a Vice President and a director of the O.D. Fisher Investment Company, a private investment company, from 1989 until its liquidation in 2008.

Mr. Graham was nominated to continue to serve as a director due to his over 30 years of experience in advertising campaign production, his over 20 years of experience as a director of the O.D. Fisher Investment Company, his status as an independent director, his insights and contributions during his 16 years of service as a Company director, and his membership in the Fisher family, which collectively is a significant holder of Company common stock.

Name and Age	Principal Occupation(s) Of Director During Last Five Years

Brian P. McAndrews, 51

Mr. McAndrews has been a director of the Company since October 2006. Since September 2009, Mr. McAndrews has been a Managing Director of Madrona Investment Group, an investment firm. From August 2007 to December 2008, Mr. McAndrews served as a Senior Vice President of Advertiser and Publisher Solutions at Microsoft Corporation, a provider of software, services and solutions. Prior to its acquisition by Microsoft Corporation, Mr. McAndrews ran aQuantive, Inc., a publicly-traded global digital marketing company, serving as Chief Executive Officer and a director from 1999 to 2007, and as President from 2000 to 2007. From 1990 to 1999, Mr. McAndrews worked for ABC, Inc., a television network and communications company, holding executive positions at ABC Sports, ABC Entertainment and ABC Television Network. Mr. McAndrews served as a director of Blue Nile, Inc., a publicly-traded retailer, from 2004 until 2007, and currently serves as a director of Clearwire Corporation, a publicly-traded provider of high speed internet services to consumers and businesses, WhitePages.com Inc. and the United Way of King County.

Mr. McAndrews was nominated to continue to serve as a director due to his experience as a chief executive officer for a publicly-traded company in the technology industry, his current and past public company director experience, his status as an independent director and both his digital media and network television experience.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2011

Richard L. Hawley, 60

Mr. Hawley has been a director of the Company since 2003. Mr. Hawley has been Executive Vice President and Chief Financial Officer of Nicor Inc., a publicly-traded holding company, and Nicor Gas, a natural gas distribution company, since 2003. Mr. Hawley was Vice President and Chief Financial Officer of Puget Energy, Inc., a public utility holding company, and Puget Sound Energy, Inc., a public utility, from 1998 to 2002.

Mr. Hawley possesses current and past public company executive experience, including service as a chief financial officer, 25 years of experience with an international public accounting firm, financial and accounting expertise and is an independent director.

George F. Warren, Jr., 75

Mr. Warren has been a director of the Company since 1999. Mr. Warren was a director of the Warren Investment Company, a private investment company, from 1993 to 2009, and was President of Sunshine Acres Inc., a privately-held land development company, from 1993 to 2004. Mr. Warren is a first cousin of our director, William W. Warren, Jr.

Mr. Warren possesses valuable insights, and has made numerous contributions, during his ten years of service as a Company director. He also possesses experience in the real estate development industry and is a member of the Fisher family, which collectively is a significant holder of Company common stock. In addition, Mr. Warren is an independent director.

Name and Age	Principal Occupation(s) Of Director During Last Five Years
William W. Warren, Jr., 71

Mr. Warren has been a director of the Company since 1992. From 1991 to 2009, Mr. Warren was a professor of Physics and is currently an Emeritus Professor at Oregon State University. Since 1999, Mr. Warren has been a director and Vice President of the Warren Investment Company, a private investment company. Mr. Warren is a first cousin of our director, George F. Warren, Jr.

Mr. Warren possesses valuable insights, and has made numerous contributions, during his 17 years of service as a Company director. He also possesses a Ph.D in physics and experience in academia and industrial research, and is a member of the Fisher family, which collectively is a significant holder of Company common stock. In addition, Mr. Warren is an independent director.

Michael D. Wortsman, 62

Mr. Wortsman has been a director of the Company since July 2007. Since April 2009, Mr. Wortsman has served as our non-executive Chairman of the Board of Directors. Since January 2010, Mr. Wortsman has served as the interim Chief Executive Officer at ImpreMedia, a Spanish-language online and print news publisher. Mr. Wortsman is also currently a private investor focusing on television content and feature film production, and has served as a Senior Managing Partner of Frontera Productions LLC, a film production company he co-founded, since January 2008. He was President of Univision Television Group, the leading Spanish language media company in the United States, from 1997 until the sale of the company in April 2007. Before joining Univision as Executive Vice President, Corporate Development in 1993, Mr. Wortsman held various executive positions at ABC, FOX and NBC-owned television and radio stations.

Mr. Wortsman possesses over 30 years of experience in the broadcasting industry, including his executive positions at Univision Television Group and at ABC, FOX and NBC-owned television and radio stations, and past experience on the board of directors of the National Association of Broadcasters. In addition, Mr. Wortsman is an independent director.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2012

Deborah L. Bevier, 58	Ms. Bevier has been a director of the Company since 2003. Ms. Bevier has been the Principal of DL Bevier Consulting LLC, an organizational and management consulting firm, since 2004. Ms. Bevier was President of the Waldron Consulting, a division of Waldron & Company, an organizational and management consulting firm, from 2004 to 2006. From 1996 to 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group, an independent financial advisory services firm, and its predecessor companies. From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp, a bank holding company, including chairman and Chief Executive Officer of Key Bank of Washington. Ms. Bevier served as a director of Puget Sound Bank, a publicly-traded banking company, from 2006 until 2008, and currently serves as the Chair of the board of directors of Coinstar, Inc., a publicly-traded multi-national provider of services to retailers, and as a director of F5 Networks, Inc., a publicly-traded application traffic management software company.

Name and Age	Principal Occupation(s) Of Director During Last Five Years
Ms. Bevier possesses over 30 years of executive experience in the financial services industry and current and past experience as a director of several other publicly-held companies, including as the current Chair of one. In addition, Ms. Bevier is an independent director.

Paul A. Bible, 69

Mr. Bible has been a director of the Company since April 2009. Since 2006, Mr. Bible has been a principal in Bible Mousel PC, a Nevada law firm specializing in gaming law. From 1984 to 2006, Mr. Bible was a shareholder in Bible Hoy & Trachok PC, a law firm. Mr. Bible is the former Chairman of the Nevada Gaming Commission. After earning his J.D. from Georgetown University Law Center, Mr. Bible served in the Judge Advocate General’s Corps of the U.S. Army and is a veteran of the Vietnam Conflict. Mr. Bible is a current non-director member of the independent governance committee of AMERCO, the publicly-traded parent company of U-Haul International, Inc., a moving and storage company.

Mr. Bible possesses 45 years of experience as a practicing attorney specializing in compliance and corporate governance, experience as the chairman of the compliance committee for three licensed gaming companies, experience as a non-director member of the independent governance committee of a publicly-traded company, and experience as the chairman of a state regulatory agency. In addition, Mr. Bible was nominated by our largest shareholder, GAMCO Asset Management, Inc., and is an independent director.

David A. Lorber, 31	Mr. Lorber has been a director of the Company since April 2009. Mr. Lorber is a Co-Founder of FrontFour Capital Group LLC, an event-driven hedge fund, and has served as a Portfolio Manager of FrontFour since 2007. From 2003 to 2006, Mr. Lorber served as Director and Senior Investment Analyst at Pirate Capital LLC, a hedge fund. From 2001 to 2003, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund. From 2000 to 2001, Mr. Lorber was an Associate at Cushman & Wakefield, Inc., a global real estate firm. Since 2006, Mr. Lorber has been a director of GenCorp Inc., a publicly-traded technology-based manufacturer of aerospace and defense products and systems, where he currently serves as the Chairman of the Organization & Compensation Committee and as a member of the Audit Committee. He also served as a director of International Aviation Terminals (IAT) Inc. during 2008 and as a trustee for the IAT Air Cargo Facilities Income Fund until its merger with Huntingdon Real Estate Investment Trust in 2009. Mr. Lorber currently serves as a director of Huntingdon Real Estate Investment Trust.

Mr. Lorber possesses experience in the finance and investment industry and past and current experience as a public company director. In addition, Mr. Lorber was nominated by our largest shareholder, GAMCO Asset Management, Inc., and is an independent director.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of the current directors listed above under “Information with Respect to Nominees and Directors Whose Terms Continue,” except Ms. Colleen B. Brown, is an independent director of the Company within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules.

In addition, Jerry A. St. Dennis, who served as a director of the Company until April 28, 2009, and Phelps K. Fisher, who served as a director of the Company until his retirement on April 1, 2009, were each determined by the Board of Directors to be independent directors within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules during their respective tenures on the Board of Directors during 2009. Prior to his retirement, Mr. Fisher was a member of the Audit Committee and Compensation Committee. Mr. St. Dennis served on the Nominating and Corporate Governance Committee. Each of Messrs. Fisher and St. Dennis were determined by the Board of Directors to be independent within the meaning of Rules 5605(a)(2) and (in Mr. Fisher’s case) 5605(c)(2) of Nasdaq’s Listing Rules during their tenure as a member of the Audit, Compensation or Nominating and Corporate Governance Committees, as applicable, during 2009.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND ITS COMMITTEES

The following sets forth information concerning our Board of Directors and its Committees during 2009.

How Often Did the Board of Directors Meet During 2009?

Our Board of Director held 11 meetings in 2009. During 2009, each current director attended at least 75 percent of the aggregate of:

(i) the total number of meetings of the Board of Directors that were held during the period he or she served as a director; and

(ii) the total number of meetings held by all committees of the Board of Directors on which he or she served.

All of the current directors served during all of 2009, except Mr. Bible and Mr. Lorber, who both were elected to our Board of Directors at our 2009 Annual Meeting of Shareholders on April 28, 2009.

We do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meeting of Shareholders. All of our current directors attended our 2009 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board of Directors currently has the following standing committees:

•	the Audit Committee;

•	the Compensation Committee;

•	the Nominating and Corporate Governance Committee; and

•	the Executive Committee.

Audit Committee.    Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The duties and responsibilities of the Audit Committee are governed by a written charter adopted by our Board of Directors. A current copy of the charter is available on our website at www.fsci.com under the heading “Investor Information.”

Pursuant to the Audit Committee’s charter, the responsibilities of the Audit Committee require it to, among other things:

•	as necessary, consider with management and our outside auditor the rationale for employing audit firms other than the principal outside auditor;

•	as necessary, take reasonable steps to confirm with our outside auditor that the outside auditor reports directly to the Audit Committee;

•	resolve disagreements between management and our outside auditor;

•	approve the compensation of our outside auditor, and, as necessary, review and approve the discharge of our outside auditor;

•	take reasonable steps to confirm the independence of our outside auditor;

•	consider, in consultation with our outside auditor, the audit scope and plan;

•	pre-approve the retention of our outside auditor for all audit services and those non-audit services our outside auditor is permitted to provide to us;

•	review with our outside auditor the coordination of the audit effort for the effective use of audit resources;

•	at least annually, evaluate our outside auditor’s performance and independence;

•	ensure that our outside auditor’s lead partner and reviewing partner are replaced every five years;

•	review filings with the Securities and Exchange Commission;

•	consider and review with our outside auditor the adequacy of our internal controls;

•

review and discuss with management and our outside auditor, at the completion of the annual examination, our audited financial statements and related footnotes, our outside auditor’s audit of the financial statements and their report on the financial statements, and any serious difficulties or disputes with management encountered during the course of the audit;

•

consider and review with management significant findings during the year and management’s responses thereto, any difficulties encountered in the course of our outside auditor’s audits, including any restrictions on the scope of their work or access to required information, and any changes required in the planned scope of the audit plan;

•	review, develop and monitor compliance with our Code of Ethics for the Chief Executive Officer and senior financial officers;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and establish procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls.

During 2009, our Audit Committee held seven meetings. The current members of the Audit Committee are Mr. Hawley (Chair), Ms. Bevier, Mr. Lorber, and Mr. W. Warren, Jr. Our Board of Directors has determined that Mr. Hawley is an audit committee financial expert, within the meaning of applicable Securities and Exchange Commission rules. All of the current members of our Audit Committee are independent directors within the meaning of Rules 5605(a)(2) and 5605(c)(2) of Nasdaq’s Listing Rules.

Compensation Committee.    Our Compensation Committee has the overall responsibility for approving, administering and evaluating equity and other compensation plans, policies and programs for us. The Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee may also delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to our officers to perform certain of its duties on its behalf.

The Compensation Committee acts pursuant to a written charter adopted by our Board of Directors. A current copy of the charter is available on our website at www.fsci.com under the heading “Investor Information.”

The Compensation Committee:

•	approves the annual cash compensation, including salary, bonus and incentive compensation of our executive officers, other than our Chief Executive Officer;

•	reviews and approves cash and equity compensation packages for new executive officers and termination packages for executive officers, other than our Chief Executive Officer; and

•

reviews and approves any new equity awards granted as part of a compensation package for a new Chief Executive Officer and any new equity awards granted as part of a termination package for a departing Chief Executive Officer.

The Compensation Committee assists our Board of Directors in establishing our Chief Executive Officer’s annual goals and objectives and annually evaluates our Chief Executive Officer’s performance. In addition, the Compensation Committee recommends our Chief Executive Officer’s cash compensation to our Board of Directors for approval consistent with our compensation philosophy. In approving the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee generally considers our performance and relative shareholder return, the value of similar incentive awards to the chief executive officers at comparable companies and the awards given to our Chief Executive Officer in prior years.

The Compensation Committee reviews trends in executive compensation, oversees the development of new compensation plans, and, when necessary, approves revisions to the existing plans. The Compensation Committee also assesses the competitiveness of our executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve our business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our shareholders.

The Compensation Committee also reviews and recommends to our Board of Directors changes in compensation for members of our Board of Directors and its Chairman, and administers our equity incentive plans. The Compensation Committee approves all equity awards granted to our executive officers under our equity incentive plans.

During 2009, the Compensation Committee held seven meetings. The current members of the Compensation Committee are Ms. Bevier (Chair), Mr. McAndrews, and Mr. Wortsman. All of the current members of the Compensation Committee are (a) independent directors within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules, (b) “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (c) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has the sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for these persons. The Compensation Committee periodically retains Towers Watson (formerly Towers Perrin) to serve as its independent compensation consultant. At the request and direction of the Compensation Committee, Towers Watson provides analyses of our executive compensation programs and comparisons to executive compensation programs of peer companies in the media/broadcast industry and other non-broadcast specific companies of similar size to us. In addition to survey data, Towers Watson provided the Compensation Committee with proxy statement data for national market industry peers and local market general industry peers. Towers Watson does not determine or recommend executive compensation, but rather provides the Compensation Committee with guidance based on market practices and Towers Watson’s experience and understanding of our needs and objectives. Please read our “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement for a discussion of the work conducted by Towers Watson on behalf of the Compensation Committee in 2009.

Our Chief Executive Officer recommends the compensation structure for our executive officers, other than the Chief Executive Officer. The Compensation Committee reviews and approves our Chief Executive Officer’s recommendations together with any changes or adjustments as the Compensation Committee deems appropriate. The Compensation Committee has periodically provided our Chief Executive Officer with ranges for compensation and equity awards pursuant to which our Chief Executive Officer may make offers to key executives. The Compensation Committee collaborates with our Chief Executive Officer and our Board of Directors to establish our company performance objectives. To establish the individual performance objectives for each named executive officer, the Committee Chair works with our Chief Executive Officer. The Compensation Committee also reviews periodic reports from management on matters relating to our compensation practices. Our Chief Executive Officer typically attends all meetings of the Compensation Committee, except for those meetings, or portions thereof, where her compensation is discussed. Please read our “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement for a discussion of the role of our Chief Executive Officer in determining or recommending the amount or form of executive compensation in 2009.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board of Directors, approves and recommends to our Board of Directors director candidates, and, if necessary or desirable in the opinion of the committee, develops and recommends to our Board of Directors corporate governance principles and policies applicable to the Company.

The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by our Board of Directors. A current copy of the written charter is available on our website at www.fsci.com under the heading “Investor Information.” During 2009, the Nominating and Corporate Governance Committee held six meetings. Our Nominating and Corporate Governance Committee currently consists of Mr. Wortsman (Chair), Mr. Hawley, Mr. Graham, III, and Mr. Bible. All of the members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules.

Director Candidate Qualifications.    When considering potential director candidates for nomination or election, our Nominating and Corporate Governance Committee considers the following qualifications, among others, of each director candidate:

•	high standard of personal and professional ethics, integrity and values;

•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board of Directors and committee membership;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to us and our constituents;

•	willingness to act in our best interests and in the best interests of our constituents, and

•	willingness to objectively assess the performance of our Board of Directors, Board committees and management.

Except as discussed in the previous paragraph, there are no stated minimum qualifications for director nominees. However, our Board of Directors believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board composition are considered when determining Board of Director needs and evaluating director candidates to fill such needs:

•	independence;

•	diversity;

•	professional experience;

•	industry knowledge (e.g., relevant industry or trade association participation);

•	skills and expertise (e.g., accounting or financial);

•	leadership qualities;

•	public company board and committee experience;

•	non-business-related activities and experience (e.g., academic, civic, public interest);

•	board continuity (including succession planning);

•	board size;

•	number and type of committees, and committee sizes; and

•

legal requirements and Nasdaq, or other applicable trading exchange or quotation system, requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

Our Nominating and Corporate Governance Committee considers diversity as one of several factors relating to overall composition when making nominations to our Board of Directors. While we do not have a formal policy governing how diversity is considered, the Nominating and Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board of Directors, by reviewing the diversity of the entire Board. The Nominating and Corporate Governance Committee construes Board diversity broadly to include many factors. As a result, the Nominating and Corporate Governance Committee strives to ensure that our Board of Directors is represented by individuals with a variety of different opinions, perspectives, personal, professional and industry experience and backgrounds, skills and expertise.

Identification and Evaluation of Director Candidates.    Our Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue to serve. In the event of a vacancy on our Board of Directors, the committee’s charter requires the Chairman of the committee to initiate the effort to identify appropriate director candidates. The Nominating and Corporate Governance Committee may choose to maintain a list of director candidates to consider and propose to our Board of Directors, as required. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the committee will determine appropriate means for seeking additional director candidates. These means may involve the engagement of an outside consultant to assist in the identification of director candidates or the solicitation of ideas for possible candidates from a number of sources, including members of our Board of Directors, our executives and individuals personally known to the members of our Board of Directors or executives. The Nominating and Corporate Governance Committee interviews potential candidates and as a result of their evaluations may recommend the candidate for our Board of Directors’ consideration. In addition, background and reference checks generally will be conducted.

Potential director candidates should be referred to the Chairman of the Nominating and Corporate Governance Committee for consideration by the committee and possible recommendation to our Board of Directors. The Nominating and Corporate Governance Committee will evaluate shareholder-recommended nominees based on the same criteria as Board of Director-recommended nominees.

The Nominating and Corporate Governance Committee will also consider nominations made by shareholders. In accordance with our Bylaws, to nominate a director for election to our Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of nomination by personal delivery or by registered or certified mail, postage prepaid, to our Secretary at our principal executive offices at 140 4th Avenue North, Suite 500, Seattle, Washington 98109. The nomination must be received by our Secretary not fewer than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting. If the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the prior year’s annual meeting, written notice by the shareholder must be received by our Secretary not earlier than the close of business on the 90th day and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure was made. The shareholder’s notice of an intention to nominate a director must include the required information set forth in Section 3.3.1 of our Bylaws.

Executive Committee.    Our Executive Committee is empowered to exercise all of the authority of our Board of Directors permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all our subsidiaries and to make all decisions and determinations with respect to our subsidiaries. Our Executive Committee did not meet during 2009. The current members of the Executive Committee are Mr. Wortsman (Chair), Ms. Brown, and Mr. W. Warren, Jr.

Communication with our Board of Directors

Shareholders and other parties interested in communicating directly with the Chairman of our Board of Directors or with our non-management directors as a group may do so by writing to: Chairman of the Board of Directors, Fisher Communications, Inc., 140 4th Avenue North, Suite 500, Seattle WA 98109.

Compensation Committee Interlocks and Insider Participation

Each of Ms. Bevier, Mr. McAndrews and Mr. Wortsman served as members of the Compensation Committee during all of 2009. Mr. Phelps K. Fisher served on the committee until April 1, 2009. None of the members was an officer or employee of our company or any of our subsidiaries during 2009 or in any prior fiscal year, except Mr. Fisher, who was an executive vice president of the Company until 1999. No executive officer of our company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2009.

Code of Conduct and Code of Ethics

We have a Code of Conduct applicable to all of our directors, officers and employees. We also have a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, general managers, station managers and business managers. The Code of Conduct and the Code of Ethics are available on our website at www.fsci.com under the heading “Investor Information.” We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendments to or waivers of our Code of Ethics by posting such information at this location on our website. Upon request, we will provide to any person without charge a copy of our Code of Ethics. Written requests should be addressed to Investor Relations, Fisher Communications, Inc., 140 4th Avenue North, Suite 500, Seattle, Washington 98109.

Board Leadership Structure

Although Colleen B. Brown, our President and Chief Executive Officer, serves as a director, our Board of Directors is led by Michael D. Wortsman, our independent non-executive Chairman of the Board. We currently believe this is the most appropriate Board leadership structure because it provides our Board of Directors with a beneficial balance between the leadership offered by our Chief Executive Officer, who is the only non-independent member of our Board of Directors, and the independent perspective provided by our Chairman. This structure also is generally preferred by shareholders. Our Board of Directors believes its administration of its risk oversight function as discussed below has not affected its leadership structure.

Risk Oversight

Our Board of Directors plays an important role in the oversight of the risks facing our company. Through its Audit Committee, our Board of Directors oversees the management by our finance group of our disclosure controls, systems of internal control over financial reporting, and significant financial and accounting matters, including liquidity and debt issues. Our senior financial executives attend and report at every meeting of the Audit Committee and Board on our controls and significant financial and accounting matters. Through its Compensation Committee, our Board manages potential business risks inherent in our compensation programs to ensure that they do not encourage unacceptable levels of risk. The entire Board receives direct reports on significant operational matters and developments at every Board meeting, and works with our general counsel, and outside counsel as needed, in the oversight of our legal and regulatory risks. In addition, our committee chairs have direct and frequent access to outside legal, regulatory and other subject matter experts to discuss current issues and developments impacting the areas covered by their committees, and they inform the full Board about such matters through regular committee reports.

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and is proposing that shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject.

Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 requires that the Audit Committee “must be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged…for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer.” As the Audit Committee cannot abdicate this authority to our shareholders, the ratification of the selection is not binding. Any failure of shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm would, however, be considered by the Audit Committee.

PricewaterhouseCoopers LLP performed an audit of the Company’s consolidated financial statements, and of the effectiveness of the Company’s internal control over financial reporting, for the year ended December 31, 2009. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

The Board Of Directors Unanimously Recommends That You Vote

“FOR” the Ratification of PricewaterhouseCoopers LLP as the Company’s

Independent Registered Public Accounting Firm for 2010.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2009	2008
Audit Fees(1)	$1,011,450	$984,000
Tax Fees(2)	206,177	132,567
All Other Fees(3)	1,500	1,500

Total	$1,219,127	$1,118,067

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in the Company’s quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2009 and 2008 include amounts billed relating to internal control procedures required under the Sarbanes-Oxley Act of 2002, which were part of an integrated audit performed by PricewaterhouseCoopers LLP.
(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.
(3)	All Other Fees consist of the annual subscription fee for an online research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegee is required to consider whether the provision of such services is compatible with maintaining the independence of the auditor.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services that the independent registered public accounting firm may from time to time provide to the Company, if the provision of such services is not otherwise prohibited. The Chairman is required to provide a report of those services so approved by him to the Audit Committee at its next regularly scheduled meeting. The Audit Committee charter permits the Audit Committee to pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service, provided that the Audit Committee is informed of each service pre-approved.

The SEC permits the independent registered public accounting firm to provide services other than audit, review or attest services without pre-approval if, among other requirements, the aggregate amount of all such services provided constitutes no more than five percent of the total fees paid by the Company to the independent registered public accounting firm during the fiscal year in which the services are provided. None of the fees paid to the independent registered public accounting firm under the categories Tax Fees and All Other Fees described above were rendered pursuant to this exception from the SEC’s general pre-approval requirements.

REPORT OF THE AUDIT COMMITTEE

Responsibilities.    The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The responsibilities of the Audit Committee include appointing an accounting firm as the Company’s independent registered public accounting firm. The Audit Committee charter describes in greater detail the responsibilities of the Audit Committee. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the

United States of America and an audit of the Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and for issuing a report thereon. The Audit Committee’s responsibilities include, among others, considering, in consultation with the independent registered public accounting firm, the audit scope and plan.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2009 and the independent registered public accounting firm’s report thereon. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and the Company maintained effective internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Summary.    Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

In connection with its review of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009, the Audit Committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of, and discussions with, the independent registered public accounting firm.

This report is submitted over the names of the members of the Audit Committee.

Richard L. Hawley, Chair

Deborah L. Bevier

David A. Lorber*

William W. Warren, Jr.

*	Joined the Committee on April 28, 2009

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth information concerning executive officers of the Company. The ages set forth below are as of December 31, 2009.

Name and Age	Position and Occupation(s) for Past Five Years
Colleen B. Brown, 51	Ms. Brown has been President and Chief Executive Officer of the Company since October 2005. She has been a director of the Company since October 2006. From 2004 to 2005, Ms. Brown was President and owner of Aberdeen Media Corporation, an entrepreneurial venture founded to pursue opportunities in the U.S. television market. Ms. Brown served as Senior Vice President at Belo Corp., a publicly-traded television company, from 2000 to 2003 and as President of the broadcast group for Lee Enterprises, Incorporated, a provider of local news, information and advertising in primarily midsize markets, from 1998 until the sale of the broadcasting group in 2000. From 1980 to 1998, Ms. Brown served in various senior management capacities for the broadcasting operations of Gannett Co., Inc., an international news and information company. Ms. Brown holds an M.B.A. from the University of Colorado at Boulder.

Robert I. Dunlop, 42	Mr. Dunlop has been Senior Vice President, Operations of the Company since July 2008. Mr. Dunlop has held various positions with the Company since 1991, including Vice President, Developing Media from April 2006 to December 2006, Senior Vice President, Developing Media from December 2006 to August 2007, and Senior Vice President from August 2007 to July 2008. From 1998 to April 2006, Mr. Dunlop served as Vice President and General Manager of the Company’s Seattle radio operations. Mr. Dunlop holds an M.B.A. from the University of Washington.

Joseph L. Lovejoy, 41	Mr. Lovejoy has been Chief Financial Officer of the Company since June 2008. He had been Interim Chief Financial Officer of the Company from April 2008 to June 2008. Mr. Lovejoy has been a Senior Vice President of the Company since December 2006, responsible for strategic planning, financial analysis and business development. Mr. Lovejoy has held positions at the Company including Senior Vice President, Media Operations from January 2007 to April 2008 and Vice President of the 100+ Group and Strategic Planning from June 2006 to January 2007. From September 2005 to June 2006, Mr. Lovejoy served as the Company’s Vice President, Strategic Development, and from April 2004 to December 2005, he served as the Company’s Director of Financial Planning and Analysis. Mr. Lovejoy was a Vice President at Duff & Phelps LLC, a financial advisory firm, from September 2001 to March 2004. He worked in the financial advisory services practice of PricewaterhouseCoopers LLP from April 1997 to September 2001. Mr. Lovejoy is a Chartered Financial Analyst.

Name and Age	Position and Occupation(s) for Past Five Years
Christopher J. Bellavia, 41	Mr. Bellavia joined the Company as Vice President, Senior Attorney and Corporate Secretary in November 2008 and was appointed as an executive officer and Senior Vice President and General Counsel in May 2009. Mr. Bellavia was an attorney at Washington Mutual, Inc., a savings and loan, where he served as a First Vice President and Assistant General Counsel from January 2006 to October 2008 and as a First Vice President and Counsel from July 2003 to January 2006. From June 2000 to July 2003, he served as an attorney at Wilson Sonsini Goodrich and Rosati, a national law firm. Mr. Bellavia holds a J.D. from Cornell Law School.

Hassan N. Natha, 50	Mr. Natha has been Vice President, Finance of the Company since November 2008 and Principal Accounting Officer of the Company since December 2008. Mr. Natha served as the Chief Financial Officer and Corporate Secretary at Jones Soda Co., a publicly-traded beverage company, from April 2006 to September 2008. Mr. Natha served as an associate with CFO Selections, a professional chief financial officer services firm from August 2005 to January 2006, a principal of B2B CFO, a chief financial officer professional services firm, from March 2003 to July 2005, and Chief Financial Officer of Washington Gaming Inc., a private real estate and gaming company, from January 2002 to December 2002. From October 2000 to December 2001, he served as senior manager of Accenture Inc., a global management consulting, technology services and outsourcing company. Mr. Natha is a Certified Public Accountant and holds a Graduate Diploma of Public Accountancy from McGill University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors, referred to as the “Committee” in this discussion, oversees and regularly reviews the compensation programs for our executive officers, including the executive officers listed in our Summary Compensation Table at page 31, who we refer to as “named executives” in this Compensation Discussion and Analysis.

The Committee has designed our executive compensation program so that its primary objectives are to:

•	attract and retain high-caliber executives on a long-term basis;

•	encourage the creation of shareholder value;

•	pay for superior performance by aligning a substantial portion of our named executive compensation with our business and financial results and shareholder returns; and

•	maintain an appropriate balance between fixed compensation in the form of base salary and variable compensation in the form of short-term and long-term incentive opportunities.

Our executive compensation program is designed to reward personal accomplishments as well as the executive’s involvement in the achievement of the Company’s financial goals and business objectives. Our executive compensation philosophy is to offer a package that enables us to meet the requirements of the highly competitive environment within which we operate, while ensuring that executive officers are compensated in a manner that advances both the short-term and long-term interests of our Company and shareholders. Under this approach, a significant portion of the total executive compensation package is in the form of variable compensation that is dependent upon our financial and business performance, in addition to the executive’s personal performance. We believe that this approach provides our executives with incentives to direct us toward financial success.

The compensation we paid to our named executives for service in 2009 reflected our objective and philosophy of paying for performance and our sensitivity to the ongoing economic recession. Accordingly, except with respect to one named executive who was promoted in 2009, base salaries for our named executives in 2009 either remained unchanged or the named executive voluntarily reduced his or her base salary. In addition, because of our emphasis on at-risk performance-based compensation, named executives received zero cash bonus payouts for the Company financial performance component of our Management Short-Term Incentive Plan. This result was primarily caused by the economic recession that continued throughout 2009 and the severe impact it had on advertising spending in the media industry as a whole, which directly impacted the Company’s financial performance. As discussed below in this Compensation Discussion and Analysis, the Company financial performance component comprised 80% of each named executive’s total bonus target amount and the remaining 20% was based upon the named executive’s individual performance. Also reflecting the challenging economic environment, the value of the long-term incentives provided to our named executives in March 2010 for 2009 performance was generally below the median of comparable market data.

Components of Compensation

As in past years, our 2009 executive officer compensation program was comprised of three primary components:

•	base salaries;

•	short-term incentives in the form of annual cash bonus opportunities; and

•	long-term incentives in the form of stock options and restricted stock units.

We pay base salaries to provide a fixed level of financial stability to our executives in amounts that we believe are competitive and market-driven. We provide short-term incentives in the form of annual cash bonus opportunities to encourage our executives to focus their maximum effort on achieving targeted financial results, operating objectives and strategic growth. Our long-term incentive awards are intended to focus executive efforts on achieving long-term growth in shareholder value, to help the Company attract and retain key executives, and to better align our executives’ interests with the interests of our shareholders. The Committee believes that the overall compensation of our named executives is competitive with compensation offered by companies similar in size to Fisher.

The following table shows for each named executive the percentage of 2009 total annual compensation that was composed of fixed compensation (base salary) and variable compensation (target annual bonus plus long-term incentive equity awards made for 2009) as of the time such compensation was established.

Named Executive	Percentage of Total 2009 Compensation that was Fixed (Base Salary)	Percentage of Total Compensation that was Variable (Target Annual Bonus and Grant Date Value of Equity Awards)(1)
Colleen B. Brown	40.50%	59.50%
Joseph L. Lovejoy	46.73	53.27
Robert I. Dunlop	43.50	56.50
Christopher J. Bellavia	43.72	56.28
Hassan N. Natha	59.14	40.86

(1)	The percentages in this column include the annual equity awards made in March 2010 for 2009 performance.

Determination of Compensation

The Committee uses a variety of resources in determining the total compensation package for each named executive, both for determining the amount of compensation and for determining the appropriate mix of compensation. The Committee is responsible for (i) approving the total compensation packages for our named executives other than our Chief Executive Officer; and (ii) recommending the total compensation package for our Chief Executive Officer, although her total annual cash compensation amounts are approved by the Board of Directors.

For 2009, the Committee retained independent consultants from Towers Watson (formerly Towers Perrin) to provide analyses of our executive compensation program and comparisons to executive compensation programs of: (1) peer companies in the media/broadcast industry and (2) other non-broadcast specific companies similar to Fisher in size. In addition to survey data, Towers Watson provided the Committee with proxy statement data for national market broadcasting industry peers with median annual revenues of approximately $318 million and Washington State general industry peers with median annual revenues of approximately $198 million. The analysis of media/broadcast companies is intended to provide competitive industry data and the analysis of non-broadcast companies is intended to provide general compensation data for executive-level positions at companies of similar size to Fisher and with which we compete for executive talent, particularly those in our local market. In completing this analysis, Towers Watson provided compensation information from the following surveys (company names in the surveys are proprietary and not available to the Company) and proxy statement data:

•	The following competitive media survey:

•	Towers Watson Media Industry Executive Compensation Database, which includes approximately 150 media companies, such as broadcasting, newspaper, radio and cable companies.

•	The following general industry survey, which is a national survey with data for companies of similar size to Fisher ($50 million to $199 million in annual revenues):

•	Watson Wyatt, Executive Compensation Services, Top Management Compensation Report.

•	Proxy statement data:

•	National Market Broadcast Industry Peers:

•Beasley Broadcast Group Inc. •Citadel Broadcasting •Cox Radio Inc. •Cumulus Media Inc. •Entercom Communications Corp. •Entravision Communications Corp.	•Gray Television Inc. •Hearst Argyle Television Inc. •Lin TV Corp. •Nexstar Broadcasting Group Inc. •Saga Communications Inc. •Young Broadcasting Inc.

•	Local Market General Industry Peers:

•AmericanWestBancorp. •Barrett Business Services Inc. •Captaris Inc. •Columbia Banking System Inc. •Cray Inc. •drugstore.com Inc. •Emeritus Corp. •Flow International Corp. •Horizon Financial Corp.

•Market Leader, Inc. (formerly Housevalues, Inc.)

•Infospace Inc.

•Key Tronic Corp.

•Loud Technologies Inc.

•Marchex, Inc.

•Red Lion Hotels Corp.

•Seabright Insurance Holdings Inc.

•Sonosite Inc.

•Todd Shipyards Corp.

For each named executive position, the Committee considered compensation levels at the 25th percentile for broadcasting companies, and the 50th percentile for media/general industry companies in assessing compensation for our named executives. The Committee used these comparison points in an effort to establish executive compensation at levels that are competitive with companies representing each business segment within which we compete for executive talent. The 25th and 50th percentiles were examined to account for the Company’s size relative to the companies in the surveys and proxy data peers. For instance, most of the companies in the broadcast industry are larger than Fisher and have greater annual revenues, while Fisher is closer in size and revenues to the median for the media/general industry companies reviewed. As a result, when reviewing the media/general industry peer group composed of companies of similar size to Fisher, the Committee generally focused on the 50th percentile to assess market competitiveness. For the broadcast industry peer group, which is generally composed of companies larger than Fisher, the Committee focused on the 25th percentile.

The Committee reviewed the data as a whole, and focused on different data points from the various peer groups, depending on the named executive’s position. Moreover, the Committee did not use the survey data to benchmark or target the compensation of Fisher’s named executives to be in line with a particular percentile as compared to the data in the surveys, but considered compensation levels ranging from the 25th to 75th percentiles as one component in making its compensation determinations. For instance, due to the Company’s business concentration in the broadcast industry, to assess competitiveness, the Committee placed more emphasis on the broadcast industry peer group for compensation for our Chief Executive Officer, Senior Vice President, Operations and Chief Financial Officer, given their high involvement in operational matters. To assess the competitiveness of the compensation paid to our Senior Vice President and General Counsel and our Vice President, Finance during 2009, the Committee placed a greater focus on the general industry peer group for their positions.

In addition to considering executive compensation levels at peer companies when establishing total compensation for named executives, the Committee also reviewed Company performance objectives and non-financial performance objectives for each named executive, as described below under each component of compensation. The Committee collaborated with our Chief Executive Officer and the Board of Directors to establish the Company performance objectives. To establish the individual performance objectives for each named executive, the Committee worked with our Chief Executive Officer.

To assist it in making its 2010 compensation determinations, the Committee used the same survey and peer information used for 2009 compensation, as noted above. After consultation with Towers Watson, the Committee determined it was not necessary to engage Towers Watson to compile new surveys or peer information for purposes of 2010 compensation given the uncertain economic environment.

Elements of Compensation

Base Salary.    The competitive analysis conducted by Towers Watson provides one component for the Committee’s establishment of annual base salaries for our named executives. The Committee reviews base salary levels annually, and in connection with promotions, and may adjust those amounts in accordance with its review of the named executive’s overall performance and achievement of his or her performance objectives, achievement of the Company’s performance objectives, and, if applicable, promotions and changes to responsibilities. In addition, the Committee considers our Chief Executive Officer’s recommendations of base salary levels for other named executives.

In establishing base salaries for named executives, the Committee generally reviews customary financial measures, such as overall revenue growth and the Company’s financial position and management of its financial resources, in addition to the named executives’ skills and experience, performance and potential, time in position and marketability. Due to the severe economic recession that lasted throughout 2009, the Committee did not make any increases to the base salaries of any of our named executives as of the beginning of 2009. In addition, in recognition of the unprecedented challenges raised by the recession, Ms. Brown and Mr. Dunlop decided to voluntarily take a 10% reduction to their respective base salaries and Mr. Lovejoy decided to voluntarily take a 5% reduction. The reductions were effective for 2009 only, and base salaries were automatically reinstated to pre-reduction levels for 2010. As a result of the reductions, the 2009 base salaries for Ms. Brown, Mr. Lovejoy and Mr. Dunlop were as follows: $491,400, $239,780, and $241,560, respectively.

Mr. Bellavia was named an executive officer of the Company when he was promoted to Senior Vice President and General Counsel in May 2009. At that time, the Committee established his annual base salary as $205,000, an increase of $40,000, based on the Committee’s assessment of peer data and the other factors discussed above, to reflect his increased job duties, responsibilities and tenure with the Company. Mr. Natha joined the Company in November 2008, at which time the Committee established his base salary as $180,000 based on a review of the peer data and other factors discussed above. Given his recent hiring, Mr. Natha was not eligible for a base salary increase in 2009.

Annual Cash Bonus.    We provide annual cash bonus opportunities for executives pursuant to our Management Short-Term Incentive Plan (the “STI Plan”). For 2009, the STI Plan had two components — a Company performance component (80% of the award) and an individual performance component (20% of the award). The Committee added the individual performance component to the STI Plan for 2009 to add a qualitative element to the determination of whether a bonus is earned that is aligned with the Company’s strategic objectives and to allow the Committee to reward and provide an incentive for outstanding individual performance in a difficult economic and operating environment. Named executives may earn up to 200% of the applicable target amount for each component, depending on the level of achievement of the performance goals established for such component.

Company Performance Component

For the Company performance component, payout depends upon the Company’s achievement of a pre-established corporate performance goal. The purpose of the Company performance goal under the STI Plan is to reward performance by focusing executives on setting high standards and achieving the Company’s selected performance goal. The Committee originally adopted the STI Plan for 2009 in December 2008 with net income as the performance measure, consistent with the STI Plan for 2008. However, in February 2009, the Committee recognized that net income was not the best indicator of the Company’s performance, particularly given the economic climate in 2009. Consequently, in March 2009, the Committee amended the STI Plan to change the performance measure to earnings before interest, taxes, depreciation and amortization, with any adjustments approved by the Committee for certain non-recurring items (“EBITDA”). The Committee believes EBITDA, a commonly used measure in the broadcasting industry, is a stronger indicator of the Company’s financial and operational performance.

The EBITDA target established by the Committee under the STI Plan for 2009 was $25.96 million. Consistent with the STI Plan for 2008, the Committee set the threshold payout level under the STI Plan for 2009 at 96% of target to provide some potential financial reward for financial performance that was somewhat below 100% of target yet still difficult to achieve given the challenging operating environment in 2009. The Committee retained the discretion to approve all final payouts made under the STI Plan. The following table sets forth the matrix used by the Committee to determine bonus payouts pursuant to the Company performance component, with interpolation in the event that the Company’s performance falls between the stated percentiles:

Company Performance (EBITDA) as a Percentage of Target	Company Performance Component Payout as a Percentage of Target
110%	200%
109%	180%
108%	160%
107%	150%
106%	140%
105%	130%
104%	120%
103%	115%
102%	110%
101%	105%
100%	100%
99%	93%
98%	75%
97%	67%
96%	57%
< 96%	0%

Individual Performance Component

The addition of an individual performance component was intended to focus and hold executives individually accountable for achievement of the Company’s strategic objectives relevant to their areas of responsibility. The Committee determined that this change provides additional personal accountability and incentives to each executive, while also continuing to reward for superior corporate performance through the overall Company performance measure. In the Committee’s discretion, payouts for the individual performance component could range from 0% to 200% of target, depending upon the Committee’s determination as to the named executive’s performance during the year.

In making its determination of the payout amounts under this component of the STI Plan, the Committee determined that, while the individual performance component was not intended to be directly based on the Company’s financial performance, the two should not be mutually exclusive. The Committee believed that it was important to recognize individual performance, such as each named executive’s communication skills and contributions in the areas of leadership on financial matters during challenging economic times and execution of the Company’s strategic initiatives, but that it was also appropriate to limit the payout amounts under the individual performance component in a way that recognized the challenges in the Company’s financial performance during the year. Accordingly, the Committee approved a pool of 115% of the aggregate target amount payable under the individual performance component to all plan participants, except our Chief Executive Officer, but including participants under the non-executive officer annual bonus plan. The Committee recommended, and the Board of Directors approved, our Chief Executive Officer’s payout amount and the Committee approved the payout amounts for the other named executives, based on the recommendation of our Chief Executive Officer.

Target Bonus Opportunities

The target bonus opportunity for each named executive under the STI Plan is set as a percentage of base salary, including any salary adjustments occurring during the year, and ranges from 25% to 50% of base salary.

In general, those executive officers with more overall responsibility command a larger incentive target percentage to reflect the greater duties, responsibilities and accountability for the Company’s overall results and performance. For 2009, the Committee established the following target bonus opportunities for our named executives:

Named Executive	Target Bonus Opportunity as a Percentage of Base Salary		Target Company Performance Component	Target Individual Performance Component	Total Target Bonus Opportunity
Colleen B. Brown	50%		$196,560	$49,140	$245,700
Joseph L. Lovejoy	45		86,321	21,580	107,901
Robert I. Dunlop	45		86,962	21,740	108,702
Christopher J. Bellavia	32	(1)	49,380	12,345	61,725
Hassan N. Natha	25		36,000	9,000	45,000

(1)	This amount is Mr. Bellavia’s 2009 full year prorated target percentage which reflects the increase in his bonus opportunity to 35% of base salary in connection with his promotion in May 2009.

Actual Payouts

The Company’s 2009 EBITDA was less than 96% of target and therefore there was no payout for the Company performance component under the STI Plan.

Each named executive received a payout under the STI Plan for the individual performance component as follows:

Named Executive	Payout Percentage	Individual Performance Considered by the Committee
Colleen B. Brown	100%	Provided effective leadership and expense management in a very difficult environment for the broadcasting industry; generated new revenue streams; successfully negotiated key Company agreements; and ensured business continuity during the July 2009 Fisher Plaza fire and subsequent remediation phase.

Joseph L. Lovejoy	92	Demonstrated leadership and expert analysis in strategic investment matters; provided continued enhancements to Company investor transparency; and successfully resolved key issues in Company contract negotiations.

Robert I. Dunlop	135	Provided strong leadership and played a key facilitator role during successful negotiation of key Company agreements; effectively drove increases and growth in Company stations’ audited shares, ratings and rankings; and provided effective expense management in a difficult environment.

Christopher J. Bellavia	130	Demonstrated a high standard of excellence in providing legal and strategic advice to the Company and Board; led the execution of the Company’s proxy contest settlement with its largest shareholder; and effectively consolidated relationships with legal services providers to drive greater expense management.

Hassan N. Natha	100	Demonstrated a high standard of excellence in driving effective execution and results in finance and accounting matters; proactively managed the Company’s internal controls; and cultivated collaborative relationships with external stakeholders.

Material Changes for 2010

For 2010 performance, payouts under the STI Plan will again be based on EBITDA and individual performance. However, the Committee modified the STI Plan by expanding the payout range for the Company performance component. As a result of the change, payouts for the Company performance component will be paid for achievement of at least 80% of the applicable EBITDA target with maximum payouts made for achievement of 120% of the target. In recognition of the difficult and unpredictable economic and operating environment that is expected to continue during 2010, the Committee reviewed the appropriateness of the payout thresholds under the STI Plan. As a result of its review, along with additional advice from Towers Watson, the Committee determined that the payout thresholds under the 2009 STI Plan were too high when compared to peer practices and that they needed to be modified accordingly. With the new payout thresholds for the 2010 STI Plan, although there is a greater likelihood that named executives will receive any payout for the Company performance component under the STI Plan, it is less likely that named executives will receive a payout greater than 120% of target amounts.

The Committee also modified the 20% individual performance component of the STI Plan by establishing an award pool that will be funded by the Company depending upon the level of the EBITDA target achieved by the Company’s performance during the year. Payouts to participants in the STI Plan, including the named executives and participants in the Company’s Broadcast Group Management Short Term Incentive Plan (the “Broadcast Group STI Plan”), for the individual performance component will be made from the established pool, and will be determined by the Committee in its sole discretion based on the participant’s individual performance during the year. The sum of all payouts made to participants in the STI Plan and the Broadcast Group STI Plan for the individual performance component cannot exceed the total pool. The pool will be established as a percentage of the aggregate amount of both plans’ participants’ individual performance target amounts (the “Aggregate Individual Target Amounts”). The funding level for the pool will range from a minimum of 80% to a maximum of 200% of the Aggregate Individual Target Amounts as follows, with interpolation in the event that the Company’s performance falls between the stated percentiles:

Company Performance (EBITDA) as a Percentage of Target	Pool Funding as a Percentage of the Aggregate Individual Target Amounts
< 80%	80%
80%	80%
85%	85%
90%	90%
95%	95%
100%	100%
105%	125%
110%	150%
115%	175%
120%	200%

Long-Term Incentive Compensation.    Long-term incentives in the form of stock options and restricted stock units are made from the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Equity Plan”). Stock options have a ten-year term and exercise prices equal to the reported closing market price per share of our common stock on the date of grant. Stock options and restricted stock unit awards granted since the beginning of 2009 vest in four equal annual installments. Based on our current practice, long-term incentive awards are made on an individual basis and are generally approved early in the year following the year to which they relate (e.g., awards for 2009 performance were made in March 2010) to coincide with other executive compensation decisions. For new executives, grants of stock options and restricted stock units are typically made at the time of hire. We do not have any program, plan or practice to time grants to new executives or to our existing executives in coordination with the release of material non-public information nor have we or do we intend to time the release of material non-public information for the purpose of affecting the value of our named executives’ compensation. The Committee approves all grants of stock options and restricted stock units made to our named executives.

In 2009, we provided long-term incentives to our named executives in the form of stock options and restricted stock units to reward the named executives for their 2008 performance, as discussed in the proxy statement for the Company’s 2009 Annual Meeting of Shareholders. For 2009 performance, the Committee granted long-term equity incentive awards on March 9, 2010 to our named executives in the following amounts:

	2010 Awards for 2009 Performance
	Stock Options	Restricted Stock Units
Colleen B. Brown	10,800	25,200
Joseph L. Lovejoy	3,750	8,750
Robert I. Dunlop	4,650	10,850
Christopher J. Bellavia	4,200	9,800
Hassan N. Natha	1,800	4,200

The long-term equity awards granted to each of our named executives for 2009 performance consisted of 30% stock options and 70% restricted stock units. Consistent with its process for 2008, in determining the awards made for 2009, the Committee focused on the number of shares awarded to each named executive and placed a greater emphasis on restricted stock units. This approach was once again taken because the Committee determined that a focus on award values would have produced unusually large share numbers due to the Company’s stock price, especially given that a limited number of shares remain available for issuance under the 2008 Equity Plan. To arrive at the above share numbers, the Committee established the size of the award to our Chief Executive Officer, and approved the share amounts for our other named executives, based on the recommendations of our Chief Executive Officer. The Committee approved the awards after considering each named executive’s overall individual performance in 2009 and the Committee’s desire to conserve shares available for future grant under the 2008 Equity Plan, balanced by the need to align our executives’ interests with the interests of our shareholders and to create strong incentives for our executives to improve the Company’s financial and business performance. Reflecting the challenging economic environment, the value of the long-term incentives provided to our named executives for 2009 performance was generally below the median of comparable market data.

Change of Control.    In August 2009, we entered into “double-trigger” change of control agreements with each of the named executives, which entitle the named executives to certain payments in the event that there is a change of control of the Company followed by a termination of the named executive’s employment under certain circumstances, as described in more detail under “Potential Payments Upon Termination of Employment or Change of Control” on page 35. Ms. Brown’s existing change of control agreement was amended and restated to make it generally consistent with the agreements for our other named executives, including adding a target bonus component to the potential payment pursuant to her agreement.

Beginning in late 2008, as part of its ongoing review of compensation practices, the Company began evaluating the need for executive change of control agreements in light of the Company’s relatively lean management structure, lack of severance or employment agreements with its executives, and general consolidation trends in the broadcasting industry. In January 2009, the Committee, upon the recommendation of our Chief Executive Officer, began its evaluation of the need for change of control agreements for the Company’s executive management team. To assist in its review, the Committee engaged Towers Watson to review industry and peer-company standards and to advise the Committee in its deliberations concerning the appropriate structure and terms for executive management change of control benefits. The Committee concluded that appropriate change of control arrangements were common and are an important tool for attracting and retaining executive talent.

The change of control agreements were approved by both the Committee and the Board. The Committee and Board approved the agreements to provide key Company executives with a strong incentive to remain with the Company and to reduce the level of uncertainty and distraction that is likely to result from an actual or potential change of control of the Company. The Committee believes the amounts payable to the named executives under the agreements are in line with conservative best practice and consistent with industry standards.

In addition, as described under “Potential Payments upon Termination of Employment or Change of Control” on page 35, stock options and restricted stock units granted under the 2008 Equity Plan will accelerate and become fully vested immediately prior to a change of control of the Company, unless the awards are converted, assumed or replaced by the successor company in such transaction, or unless the Committee determines otherwise at the time of such transaction. These provisions are designed to provide maximum flexibility for the Company in the event of a merger or similar transaction by allowing the Company to structure a transaction in a manner that is most attractive to a potential acquiring company, while at the same time being fair to and facilitating the retention of critical employees during a transaction and motivating management to obtain the best price for our Company, thereby aligning their interests with the interest of our shareholders.

The Company does not provide executives with a tax gross-up to cover personal income taxes that may apply to any of these change of control benefits.

Severance.    We do not have a severance policy or plan applicable to our named executives, but may enter into severance arrangements with our executives, including our named executives, on a case-by-case basis. As described under “Potential Payments upon Termination of Employment or Change of Control” on page 35, the Amended and Restated Fisher Communications Incentive Plan of 2001 (the “2001 Plan”) provides that stock options and restricted stock rights accelerate and become fully vested upon termination of employment due to death or disability and stock options accelerate and become fully vested upon termination of employment due to retirement after age 65. These benefits were included in the 2001 Plan to provide to all plan participants with additional death, disability and retirement benefits that were comparable to peer practices when the 2001 Plan was adopted. The Company’s 2008 Equity Plan, pursuant to which it makes current awards, does not provide for these benefits.

Other Compensation.    Our named executives are eligible to participate in the Company’s 401(k) Retirement Plan. During past years, the Company provided matching contributions up to 2% of the employee’s contributions subject to statutory limitations imposed by the Code. Effective January 1, 2009, the Company match under the plan was suspended for all participants, including our named executives. Named executives are also eligible to participate in standard Company benefit plans available to all employees, including medical, dental, vision insurance, short and long-term disability coverage, vacation and sick leave and life and accident insurance. We provide no pension or deferred compensation benefits for our named executives.

Risk Considerations

In developing and reviewing the Company’s executive incentive programs, the Committee analyzes the business risks inherent in program designs to ensure they do not induce executives to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards at the expense of shareholder interests. The Committee is currently satisfied that the plan designs are conservative in this respect and that together the compensation components work as a check and balance to ensure executive incentives are fully consistent with shareholder interests.

To achieve this objective, the Company’s overall incentive compensation programs have both a short-term and long-term component. For instance, the 2009 objective of our Management STI Plan to maximize current year EBITDA was balanced by the annual vesting terms of our long-term incentive compensation program. The vesting periods, during which the value of any awarded restricted stock units and stock options can increase or decrease, helped to minimize the risk that executives would maximize 2009 EBITDA in a manner that would impair the Company’s future results.

Tax Considerations

We considered the tax ramifications of the change of control agreements entered into with our named executives and, to preserve our tax deduction in connection with the payments payable under the agreement, we provided in the agreements that in the event any payments under the agreements are considered to be a “parachute payment” under Section 280G of the Code, the payments will be reduced so that the payments will not be treated as “parachute payments.”

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain of our executive officers, unless the compensation qualifies as performance-based compensation. None of our executive officers was compensated in excess of $1 million for Section 162(m) purposes during 2009. We reserve the right to use our judgment to authorize compensation payments that do not qualify for the performance-based exemption if we believe such payments are appropriate and in the best interests of shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Deborah L. Bevier, Chair

Brian P. McAndrews

Michael D. Wortsman

SUMMARY COMPENSATION TABLE

The following information is provided regarding the compensation earned during the three most recent calendar years, as applicable, by our Chief Executive Officer, Chief Financial Officer, and our next three most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Colleen B. Brown	2009	491,400	49,140	228,200	49,638	—	—	818,378
President and Chief	2008	546,000	—	239,998	266,616	—	50,016	1,102,630
Executive Officer	2007	519,306	—	91,800	171,461	416,329	4,500	1,203,396
Joseph L. Lovejoy	2009	239,780	19,854	74,980	13,237	—	—	347,851
Senior Vice President and	2008	234,361	5,000	81,632	105,330	—	14,803	441,126
Chief Financial Officer	2007	183,750	—	—	—	118,400	4,168	306,318
Robert I. Dunlop	2009	241,560	29,350	93,725	16,546	—	—	381,181
Senior Vice President,	2008	253,239	5,000	101,058	131,012	—	16,108	506,417
Operations	2007	234,792	—	—	—	150,400	4,500	389,692
Christopher J. Bellavia(1)	2009	191,849	16,048	14,263	2,482	—	—	224,642
Senior Vice President,
General Counsel and Corporate Secretary
Hassan N. Natha(2)	2009	180,000	9,000	14,263	2,482	—	—	205,745
Vice President Finance
and Principal Accounting Officer

(1)	Mr. Bellavia became Senior Vice President, General Counsel and Corporate Secretary in May 2009, at which time his annual salary was set at $205,000.

(2)	Mr. Natha joined the Company in November 2008.

(3)	Amounts in this column for all grants to all officers included in the table and for all periods reflect the grant date fair value of the awards granted by the Company computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”). For this purpose, the grant date fair value of each restricted stock unit award granted in 2009 and reflected in this column was $8.15 per share, which was equal to the reported per share closing price of the Company’s common stock on the date of grant. The 2009 awards in this column vest in four equal annual installments from the first anniversary of the grant date. Prior year awards vest in five equal annual installments from the first anniversary of the grant date.

(4)	Amounts in this column for all grants to all officers included in the table and for all periods reflect the grant date fair value of the awards granted by the Company computed in accordance with FASB Topic 718. The options granted in 2009 were granted with an exercise price of $8.15 per share. To calculate grant date fair value the Company used the Black-Scholes valuation model with the following inputs for 2009: expected volatility: 42.53%, risk-free interest rate: 1.96%, expected life: 5.25 years, and expected dividend yield: 0%. The resulting 2009 Black-Scholes grant date fair value was $3.31 per share. The 2009 awards in this column vest in four equal annual installments from the first anniversary of the grant date. Prior year awards vest in five equal annual installments from the first anniversary of the grant date.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information for each of our executive officers listed in the Summary Compensation Table with respect to potential non-equity incentive plan payouts under the Fisher Communications Management Short-Term Incentive Plan, and stock option and restricted stock units granted under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) in March 2009 for 2008 performance.

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Colleen B. Brown	—	112,039	196,560	393,120	—	—	—	—
	3/11/09	—	—	—	28,000	—	—	228,200
	3/11/09	—	—	—	—	15,000	8.15	49,638
Joseph L. Lovejoy	—	49,203	86,321	172,642	—	—	—	—
	3/11/09	—	—	—	9,200	—	—	74,980
	3/11/09	—	—	—	—	4,000	8.15	13,237
Robert I. Dunlop	—	49,568	86,962	173,924	—	—	—	—
	3/11/09	—	—	—	11,500	—	—	93,725
	3/11/09	—	—	—	—	5,000	8.15	16,546
Christopher J. Bellavia	—	28,147	49,380	98,760	—	—	—	—
	3/11/09				1,750	—	—	14,263
	3/11/09	—	—	—	—	750	8.15	2,482
Hassan N. Natha	—	20,520	36,000	72,000	—	—	—	—
	3/11/09	—	—	—	1,750	—	—	14,263
	3/11/09	—	—	—	—	750	8.15	2,482

(1)	Represents the potential payouts under the Company performance component of the Management Short-Term Incentive Plan and excludes the potential payouts under the individual performance component, which was discretionary. As discussed in “Compensation Discussion and Analysis,” no payouts were made under the Company performance component of the plan.

Employment Offer Letters

We do not have employment agreements with any of our executive officers, but we do have offer letters for each executive which established the salary, option grants and stock awards for the year in which they were hired. Executive officers are evaluated on an individual basis each year thereafter and salary adjustments and grants of additional stock options and stock awards are made accordingly.

Equity Awards

The annual restricted stock units and stock options granted to our named executives on March 11, 2009 were granted under the 2008 Plan. The awards reported in the table above vest in four equal annual installments from the date of grant. Each stock option awarded has an exercise price equal to the closing price of our common stock on the grant date.

Management Short-Tem Incentive Plan

Non-equity incentive plan awards to our named executives were made pursuant to the terms of the Management Short-Term Incentive Plan, which is described beginning on page 24 of this Proxy Statement. Payouts under this plan are in the form of cash bonuses. Eighty percent of the payouts are non-equity incentive plan awards subject to the achievement of a pre-established Company performance goal. Twenty percent of the payouts are discretionary awards subject to our Compensation Committee’s determination as to the named executive’s individual performance during the year. Payouts of the discretionary awards are reflected in the Bonus column in our Summary Compensation Table above.

Fixed Compensation in Proportion to Total Compensation

Fixed compensation in proportion to total compensation paid to our named executives for 2009 service ranged from 40.50% to 59.14%. See “Components of Compensation” on page 21 of this Proxy Statement.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes certain information with respect to outstanding option awards and unvested restricted stock rights/units held by each of the executive officers listed in our Summary Compensation Table, as of December 31, 2009.

	Option Awards(1)					Stock Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
		Exercisable	Unexercisable
Colleen B. Brown(2)	10/10/2005	12,000	3,000	45.94	10/10/2015	—	—
	12/04/2006	6,000	4,000	45.19	12/04/2016	—	—
	03/08/2007	4,000	6,000	45.90	03/08/2017	—	—
	03/12/2008	6,000	24,000	30.09	03/12/2018	—	—
	03/11/2009	—	15,000	8.15	03/11/2019	—	—
		—	—	—	—	36,981	600,941
Joseph L. Lovejoy(3)	03/07/2005	1,200	300	51.41	03/07/2015	—	—
	03/07/2006	960	640	42.70	03/07/2016	—	—
	12/04/2006	1,800	1,200	45.19	12/04/2016	—	—
	03/12/2008	1,200	4,800	30.09	03/12/2018	—	—
	07/29/2008	928	3,708	35.90	07/29/2018	—	—
	03/11/2009	—	4,000	8.15	03/11/2019		—
		—	—	—	—	11,785	191,506
Robert I. Dunlop(4)	03/08/2000	3,000	—	59.88	03/08/2010	—	—
	02/14/2001	4,800	—	60.00	02/14/2011	—	—
	02/13/2002	5,000	—	36.86	02/13/2012	—	—
	04/24/2003	5,000	—	46.88	04/24/2013	—	—
	02/11/2004	2,500	—	51.50	02/11/2014	—	—
	03/07/2005	2,800	700	51.41	03/07/2015	—	—
	03/07/2006	1,680	1,120	42.70	03/07/2016	—	—
	12/04/2006	1,800	1,200	45.19	12/04/2016	—	—
	03/12/2008	1,450	5,800	30.09	03/12/2018	—	—
	07/29/2008	1,187	4,748	35.90	07/29/2018	—	—
	03/11/2009	—	5,000	8.15	03/11/2019
		—	—	—	—	14,682	238,583
Christopher J. Bellavia(5)	11/03/2008	400	1,600	36.63	11/03/2018	—	—
	03/11/2009	—	750	8.15	03/11/2019	—	—
		—	—	—	—	2,150	34,938
Hassan N. Natha(6)	12/09/2008	400	1,600	22.59	12/09/2018	—	—
	03/11/2009	—	750	8.15	03/11/2019	—	—
		—	—	—	—	2,150	34,938

(1)	The stock option awards and restricted stock rights/units reported in this table granted before January 1, 2009 vest in five equal annual installments beginning on the first anniversary of the date of grant. The stock option awards and restricted stock rights/units reported in this table granted after January 1, 2009 vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	As of December 31, 2009, Ms. Brown held the following restricted stock rights/units:
•	600 restricted stock rights granted on October 10, 2005, which vest on October 10, 2010. Does not include 600 rights that vested on each of October 10, 2006, 2007, 2008 and 2009.
•	800 restricted stock rights granted on December 4, 2006. 400 rights vest on each of December 4, 2010 and 2011. Does not include 400 rights that vested on each of December 4, 2007, 2008 and 2009.
•	1,200 restricted stock rights granted on March 8, 2007. 400 rights vest on each of March 8, 2010, 2011, and 2012. Does not include 400 rights that vested on each of March 8, 2008 and 2009.

•

6,381 restricted stock rights granted on March 12, 2008. 1,595 rights vest on each of March 12, 2010, 2011, and 2012. 1,596 rights vest on March 12, 2013. Does not include 1,595 rights that vested on March 12, 2009.

•	28,000 restricted stock units granted on March 11, 2009. 7,000 units vest on each of March 11, 2010, 2011, 2012 and 2013.

(3)	As of December 31, 2009, Mr. Lovejoy held the following restricted stock rights/units:
•	160 restricted stock rights granted on March 7, 2006. 80 rights will vest on each of March 7, 2010 and 2011. Does not include 80 rights that vested on each of March 7, 2007, 2008 and 2009.
•	400 restricted stock rights granted on December 4, 2006. 200 rights vest on each of December 4, 2010 and 2011. Does not include 200 rights that vested on each of December 4, 2007, 2008 and 2009.
•	1,276 restricted stock rights granted on March 12, 2008. 319 rights vest on each of March 12, 2010, 2011, 2012 and 2013. Does not include 319 rights that vested on March 12, 2009.
•	749 restricted stock units granted on July 29, 2008. 188 units vest on July 29, 2010. 187 units vest on each of July 29, 2011, 2012 and, 2013. Does not include 188 units that vested on July 29, 2009.
•	9,200 restricted stock units granted on March 11, 2009. 2,300 units vest on each of March 11, 2010, 2011, 2012 and 2013.

(4)	As of December 31, 2009, Mr. Dunlop held the following restricted stock rights/units:
•	280 restricted stock rights granted on March 7, 2006. 140 rights vest on each of March 7, 2010 and 2011. Does not include 140 rights that vested on each of March 7, 2007, 2008 and 2009.
•	400 restricted stock rights granted on December 4, 2006. 200 rights vest on each of December 4, 2010 and 2011. Does not include 200 rights that vested on each of December 4, 2007, 2008 and 2009.
•

1,543 restricted stock rights granted on March 12, 2008. 385 rights vest on each of March 12, 2010, 2011 and 2012. 388 rights vest on March 12, 2013. Does not include 385 rights that vested on March 12, 2009.

•	959 restricted stock units granted on July 29, 2008. 240 units vest on each of July 29, 2010, 2011, and 2012. 239 units vest on July 29, 2013. Does not include 240 units that vested on July 29, 2009.
•	11,500 restricted stock units granted on March 11, 2009. 2,875 units vest on each of March 11, 2010, 2011, 2012 and 2013.

(5)	As of December 31, 2009, Mr. Bellavia held the following restricted stock units:
•	400 restricted stock units granted on November 3, 2008. 100 units vest on each of November 3, 2010, 2011, 2012 and 2013. Does not include 100 units that vested on November 3, 2009.
•	1,750 restricted stock units granted on March 11, 2009. 438 units vest on each of March 11, 2010 and 2011, and 437 units vest on each of March 11, 2012 and 2013.

(6)	As of December 31, 2009, Mr. Natha held the following restricted stock units:
•	400 restricted stock units granted on December 9, 2008. 100 units vest on each of November 17, 2010, 2011, 2012 and 2013. Does not include 100 units that vested on November 17, 2009.
•	1,750 restricted stock units granted on March 11, 2009. 438 units vest on each of March 11, 2010 and 2011, and 437 units vest on each of March 11, 2012 and 2013.

(7)	The values in this column were calculated by multiplying the number of shares by $16.25, which was the reported closing price of our common stock on December 31, 2009.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table includes certain information for each of the executive officers listed in our Summary Compensation Table with respect to stock option exercises and restricted stock rights/units that vested during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Colleen B. Brown	—	—	2,995	35,860
Joseph L. Lovejoy	—	—	787	10,175
Robert I. Dunlop	—	—	965	12,202
Christopher J. Bellavia	—	—	100	1,922
Hassan N. Natha	—	—	100	1,870

(1)	The value realized is based on the closing price of our common stock on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Change of Control Agreements.    On August 24, 2009 as a result of our regular review of compensation practices, we entered into an amended and restated change of control agreement with Colleen B. Brown, our President and Chief Executive Officer; and new change of control agreements with other executives, including each of our other named executives (collectively with Ms. Brown’s agreement, the “Agreements”). The form for each of the Agreements is generally consistent. The Agreements have a “double-trigger,” which means that they only provide for payments to each executive if there is a change of control of the Company followed by a termination of the executive’s employment under certain circumstances, as more fully described below. Each Agreement provides for the continuing employment of the executive for 18 months after a change of control on terms and conditions no less favorable than those in effect before the change of control. Severance benefits are payable only if the executive’s employment is terminated by the Company or its acquirer without cause or if the executive terminates his or her own employment for good reason during the 18-month period after a change of control.

In the event of a qualifying termination:

•	Ms. Brown would be entitled to a lump sum severance payment equal to two times her then current annual salary, plus an amount equal to her then current target cash bonus; and

•	Each of the other named executives would be entitled to a lump sum severance payment equal to one times his then current annual salary, plus an amount equal to his then current target cash bonus.

As defined in the Agreement, the following terms have the following meanings:

“Change of control” generally means the occurrence of any of the following events:

•

A change in the composition of the Board of Directors such that the incumbent Board members cease to constitute at least a majority of the Board of Directors (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board). For this purpose, directors who join the Board in connection with an actual or threatened proxy contest shall not be considered part of the incumbent Board.

•

The acquisition by any individual, entity or group of 35% or more (if not approved by the Company’s Board of Directors) or 40% or more (if approved by the Company’s Board of Directors) of the Company’s outstanding common stock or the combined voting power of the Company’s outstanding voting securities, with certain exclusions.

•

Completion of a reorganization, merger or consolidation approved by the Company’s shareholders unless immediately following such transaction (i) the Company’s shareholders own at least 60% of the common stock of the surviving corporation; (ii) no person or entity owns 33% or more of the surviving corporation’s common stock (with certain exceptions); and (iii) the transaction does not result in a change of a majority of the Company’s Board of Directors.

•

A complete liquidation or dissolution of the Company or sale or disposition of all or substantially all of the Company’s assets other than to a corporation with respect to which immediately following such sale or disposition each of the following applies: (i) the Company’s shareholders own at least 60% of the common stock of the surviving corporation; (ii) no person or entity owns 33% or more of the surviving corporation’s common stock (with certain exceptions); and (iii) the transaction does not result in a change of a majority of the Company’s Board of Directors.

“Cause” generally means the occurrence of one or more of the following events:

•	The executive’s clear refusal to carry out his or her material lawful duties or directions that are reasonably consistent with the general duties of his or her position.

•

The executive’s persistent failure to carry out his or her lawful duties or directions that are reasonably consistent with the general duties of his or her position after reasonable notice and opportunity to correct such failure.

•	Violation by the executive of a state or federal criminal law involving a crime against the Company or other criminal act involving moral turpitude.

•

The executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive involving the Company; or any incident materially compromising the executive’s professional reputation or ability to represent the Company.

•	Any other material violation of the terms of the Agreement that is not cured by the executive within the required time periods.

“Good reason” generally means the occurrence of one or more of the following events:

•	A material diminution in the executive’s authority, duties or responsibilities.

•	A material reduction in the executive’s annual base salary.

•	A relocation of the executive’s principal place of employment beyond 50 miles.

•	Any other material breach of the Agreement by the Company.

The Agreements do not contain a “parachute” excise tax gross-up provision. Rather, each Agreement provides that if it is determined that certain of an executive’s payments or benefits will be subject to any “parachute” excise tax pursuant to Section 4999 of the Code, or any similar or successor provision, certain of the executive’s payments or benefits will be reduced by the Company to the extent necessary to prevent any such payments or benefits from being an “excess parachute payment” (within the meaning of Section 280G of the Code). To receive any payments under the Agreements, executives must execute a general release and waiver of any and all claims against the Company.

Pursuant to the terms of the Agreements, if the employment of each named executive had terminated for qualifying purposes in connection with a change in control on December 31, 2009, the last business day of 2009, our named executives would have received the lump-sum payments indicated in the Estimated Potential Cash Payments and Value of Acceleration Under Equity Compensation Plans table below. The actual amount payable to each named executive under his or her Agreement can only be determined at the time of an actual termination.

Management Short-Term Incentive Plan.    Under the terms of the Management Short-Term Incentive Plan, unless otherwise approved by the Compensation Committee, no bonus payments are made if the executive’s employment is terminated prior to year-end unless such termination is due to retirement or disability. In the case of retirement or disability, the bonus payment will be prorated for the number of months of the year completed prior to termination and will be based on the actual level of corporate performance and individual performance achieved during the performance period, and as approved by the Compensation Committee. Accordingly, assuming termination of employment on December 31, 2009, the participants in this plan would not have been entitled to any incremental payments as a result of termination that would not already have been earned.

Equity Compensation Plans.    Under the terms of the Company’s Incentive Plan of 2001 (the “2001 Plan”), in the event of a reorganization, merger or consolidation with one or more corporations, the vesting of awards does not automatically accelerate; however, the Board of Directors may, in its sole discretion, provide a 30 day period immediately prior to such event during which optionees will have the right to exercise stock options in whole or in part without any limitations on exercisability. Under the terms of the 2008 Plan, in the event of a change in control of the Company, all outstanding stock options and restricted stock units will accelerate and become fully vested immediately prior to the change in control, unless (i) the change in control is a company transaction and the awards are converted, assumed or replaced by the successor company in such transaction; or (ii) the Company’s Compensation Committee determines otherwise at the time of such transaction. In addition, stock options and restricted stock rights granted under the 2001 Plan accelerate upon termination of employment due to death or disability and stock options accelerate upon termination of employment due to retirement after age 65.

For purposes of the 2008 Plan, the following terms have the following meanings:

“Change in control” generally means the occurrence of any of the following events:

•

an acquisition of beneficial ownership of 40% or more of either (a) the then outstanding shares of the Company’s common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, an acquisition pursuant to a transaction with certain related parties, or any acquisition approved by the Board of Directors);

•

a change in the composition of the Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority of the Board of Directors (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board); or

•	consummation of a company transaction.

“Company transaction” generally means the consummation of any of the following, excluding transactions with certain related parties:

•	a merger or consolidation of the Company with or into any other company;

•

a statutory share exchange in which the Company’s outstanding shares are acquired, or a sale in a transaction or series of transactions undertaken with a common purpose of at least a majority of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in a transaction or series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Estimated Potential Cash Payments and Value of Acceleration Under Equity Compensation Plans

The table below reflects (a) the lump sum cash payable to, and (b) the value of accelerated stock options and restricted stock rights/units, as applicable, for each executive officer listed in our Summary Compensation Table, in the event of a termination on December 31, 2009 due to (i) death or disability (none of the executives were retirement eligible); (ii) a qualifying change of control effective as of December 31, 2009 without employment termination; or (iii) a change of control immediately followed by a qualifying termination on December 31, 2009. The information in the table is based on the closing price of our common stock on December 31, 2009 ($16.25 per share). The actual value to be received by the executives can only be determined at the time of termination or at the time of a transaction, as applicable.

Name	Upon Death or Disability ($)(1)	Upon Change in Control without Qualifying Termination ($)(2)	Upon Qualifying Termination within 18 months after Change in Control ($)
Colleen B. Brown
Cash	—	—	1,228,500
Stock Options	—	121,500	—
Restricted Stock Rights/Units	145,941	455,000	—

Total	145,941	576,500	1,228,500
Joseph L. Lovejoy
Cash	—	—	347,681
Stock Options	—	32,400	—
Restricted Stock Rights/Units	29,835	161,671	—

Total	29,835	194,071	347,681
Robert I. Dunlop
Cash	—	—	350,262
Stock Options	—	40,500	—
Restricted Stock Rights/Units	36,124	202,459	—

Total	36,124	242,959	350,262
Christopher J. Bellavia
Cash	—	—	276,750
Stock Options	—	6,075	—
Restricted Stock Units	—	34,938	—

Total	—	41,013	276,750
Hassan N. Natha
Cash	—	—	225,000
Stock Options	—	6,075	—
Restricted Stock Units	—	34,938	—

Total	—	41,013	225,000

(1)	Only awards under the 2001 Plan accelerate upon termination due to death or disability. No value is reflected for accelerated stock options because the exercise prices of all unvested stock options awarded under the 2001 Plan are greater than the closing price of our common stock on December 31, 2009.

(2)	Assumes that the awards are not converted, assumed, or replaced by the successor company.

2009 NON-EMPLOYEE DIRECTOR COMPENSATION

Each of our non-employee directors received the following standard compensation in 2009:

•	a $24,000 annual retainer;

•	$1,000 for each Board of Directors’ meeting attended; and

•	$1,000 for each committee meeting attended.

Our non-executive Chairman of the Board received a total annual retainer of $65,000. In addition, the Chairs of the Audit and Compensation Committees each received an additional annual retainer of $7,500. Directors are also reimbursed for reasonable travel expenses incurred in connection with Company business. Each quarter, every non-employee director received 25% of the annual Board retainer in the form of a fully vested stock award for the number of shares of our common stock determined by dividing the amount of cash compensation to be received in the form of a stock award by the fair market value of our common stock on the last trading day of the quarter. Non-employee directors were permitted to elect to receive all or any portion of their remaining annual retainer, committee Chair retainer(s), Board of Directors meeting fees and committee meeting fees in the form of a fully vested stock award or in cash.

The following table provides compensation information for 2009 for each non-employee member of our Board of Directors. Ms. Brown did not receive any additional compensation for her service as a Company director. None of our non-employee directors held any unvested stock awards or any option awards at December 31, 2009.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Total ($)
Deborah L. Bevier	31,513	23,987	55,500
Paul A. Bible(1)	19,518	4,482	24,000
Phelps K. Fisher(2)	21,190	4,060	25,250
Donald G. Graham, III	30	37,970	38,000
Richard L. Hawley	47,525	5,975	53,500
David A. Lorber(1)	14,770	11,230	26,000
Brian P. McAndrews	32	40,968	41,000
Jerry A. St. Dennis(3)	4,016	5,984	10,000
George F. Warren, Jr.	24	35,976	36,000
William W. Warren, Jr.	35,780	8,220	44,000
Michael D. Wortsman	60,086	13,664	73,750

(1)	Messrs. Bible and Lorber became directors on April 28, 2009.

(2)	Mr. Fisher served as a director until April 1, 2009.

(3)	Mr. St. Dennis served as a director until April 28, 2009.

(4)	The amounts reported in this column represent the annual retainer and meeting fees paid for service during 2009 to those of our directors who elected to receive such fees in the form of cash.

(5)	The amounts reported in this column represent the grant date fair value of the awards computed in accordance with FASB Topic 718.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of March 1, 2010 (or such earlier date as indicated in the tables’ footnotes), with respect to the shares of Company common stock beneficially owned by (i) the directors of the Company, (ii) the executive officers of the Company named in the Summary Compensation Table (“named executive officers”), and (iii) each person known by the Company to own beneficially more than 5% of Company common stock. The number of shares beneficially owned by each shareholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company common stock listed as owned by such person or entity.

Directors

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock(1)
Deborah L. Bevier	2,986		*
Paul A. Bible	291		*
Colleen B. Brown	82,726	(2)	*
Donald G. Graham, III	37,857		*
Richard L. Hawley	743	(3)	*
David A. Lorber	18,081	(4)	*
Brian P. McAndrews	5,041		*
George F. Warren, Jr.	22,494	(5)	*
William W. Warren, Jr.	16,258	(6)	*
Michael D. Wortsman	4,613	(7)	*

*	Less than 1%

(1)	Based on 8,761,600 shares of Company common stock outstanding on March 1, 2010.

(2)	Share amount includes 36,981 restricted stock rights/units and options to purchase 39,750 shares of our common stock that are exercisable within 60 days of March 1, 2010.

(3)	Mr. Hawley shares voting and investment power with respect to these shares with his wife.

(4)	In accordance with SEC rules, Mr. Lorber disclaims beneficial ownership of 17,352 of these shares, which he holds as Portfolio Manager of FrontFour Capital Group, LLC. These shares are directly held by FrontFour Master Fund, Ltd. and Distressed Securities & Special Situations-1, a series of underlying funds and trusts which are advised and sub-advised by FrontFour Capital Group, LLC.

(5)	Mr. G. Warren, Jr. shares voting and investment power with respect to 10,186 shares with his wife.

(6)	Mr. W. Warren, Jr. shares voting and investment power with respect to 16,258 shares with his wife.

(7)	Mr. Wortsman is the trustee of The Wortsman Trust which holds these shares.

Named Executive Officers (excluding named executive officers who are also directors) and Executive Officers and Directors and as a Group

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock(1)
Joseph L. Lovejoy	22,040	(2)	*
Robert I. Dunlop	47,644	(3)	*
Christopher J. Bellavia	2,838	(4)	*
Hassan N. Natha	2,838	(5)	*
All Executive Officers and Directors as a Group (14 persons)(6)	263,612		3.01%

*	Less than 1%

(1)	Based on 8,761,600 shares of Company common stock outstanding on March 1, 2010.

(2)	Share amount includes options to purchase 8,908 shares of our common stock which are exercisable within 60 days of March 1, 2010 and 11,785 restricted stock rights and units.

(3)	Share amount includes options to purchase 30,177 shares of our common stock which are exercisable within 60 days of March 1, 2010 and 14,682 restricted stock rights and units.

(4)	Share amount includes options to purchase 588 shares of our common stock which are exercisable within 60 days of March 1, 2010 and 2,150 restricted stock units.

(5)	Share amount includes options to purchase 588 shares of our common stock which are exercisable within 60 days of March 1, 2010 and 2,150 restricted stock units.

(6)	Share amount includes options to purchase 80,011 shares of our common stock which are exercisable within 60 days of March 1, 2010 and 67,748 restricted stock units.

Beneficial Owners of 5% or More of the Company’s Common Stock

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock(1)
George D. Fisher	445,882	(2)	5.09%
22519 Marine View Drive Des Moines, WA 98198
GAMCO Asset Management Inc., et. al	2,264,442	(3)	25.85
One Corporate Center Rye, NY 10580
TowerView LLC	775,600	(4)	8.85
500 Park Avenue New York, NY 10022

(1)	Based on 8,761,600 shares of Company common stock outstanding on March 1, 2010.

(2)	This information and the information in this footnote is based solely on Amendment No. 7 to Schedule 13G/A filed with the SEC on February 2, 2010. Mr. George D. Fisher has sole voting and dispositive power over 6,728 shares. Mr. Fisher shares voting and dispositive power as to 353,504 shares held by the D. R. Fisher Trust UW of D.R. Fisher (the “Trust”), for which he serves as one of three trustees. Mr. Fisher expressly disclaims beneficial ownership of the shares owned by the Trust, except for his proportionate pecuniary interest in such securities. Mr. Fisher also shares dispositive power over 85,650 shares held by Allie Fisher, Mr. Fisher’s mother.

(3)	This information and the information in this footnote is based solely on Amendment No. 35 to Schedule 13D/A filed with the SEC on January 19, 2010 (“Amendment No. 35”) by Mario Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, including GGCP, Inc., GAMCO Investors, Inc., Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc., Gabelli & Company, Inc., MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”) and MJG-IV Limited Partnership,. These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships. Certain of these entities may also make investments for their own accounts. Of the shares reported above (i) GAMCO has sole voting power over 1,583,022 shares and sole dispositive power over 1,724,434 shares, (ii) Gabelli Funds has sole voting and dispositive power over 442,100 shares, (iii) Teton Advisors has sole voting and dispositive power over 86,308 shares, (iv) Foundation has sole voting and dispositive power over 8,000 shares, and (v) MJG Associates has sole voting and dispositive power over 3,600 shares. Other information on the beneficial ownership of these shares and voting and investment power can be found in Amendment No. 35. The address for MJG Associates is 140 Greenwich Avenue, Greenwich, CT 06830. The address for the Foundation is 165 West Liberty Street, Reno, Nevada 89501.

(4)	This information is based solely on Amendment No. 2 to Schedule 13G/A filed by TowerView LLC with the SEC on February 4, 2010.

TRANSACTIONS WITH RELATED PERSONS

None.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On an annual basis, our directors and executive officers must complete a questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year, or any currently proposed transaction, arrangement or relationship, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the questionnaire submitted by a director or executive officer is reviewed and considered by our Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

Our directors and executive officers are expected to disclose to our Chairman of the Board or President and Chief Executive Officer the material facts of any transaction that could be considered a “related person” transaction promptly upon gaining knowledge of the transaction. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the Securities and Exchange Commission’s related person transaction disclosure rule. SEC rules define a “related person” of the Company as any Company director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.

Any transaction reported to our Chairman of the Board or President and Chief Executive Officer is reviewed according to the following procedures:

•

If the Chairman of the Board or President and Chief Executive Officer determines that disclosure of the transaction is not required under the Securities and Exchange Commission’s related person transaction disclosure rule, the transaction will be deemed approved and will be reported to the Audit Committee and the Nominating and Corporate Governance Committee.

•

If disclosure is required, the Chairman of the Board or President and Chief Executive Officer will submit the transaction to the Audit Committee and the Nominating and Corporate Governance Committee, who will review and, if authorized, will determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee and the Nominating and Corporate Governance Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person’s interest in the transaction;

•	Whether the terms are comparable to those generally available in arms’ length transactions; and

•	Whether the related person transaction is consistent with our best interests.

If any related person transaction is not approved or ratified, the Audit Committee and the Nominating and Corporate Governance Committee may take such action as they may deem necessary or desirable in the best interests of us and our shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our outstanding common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our securities. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings we received with respect to the year ended December 31, 2009, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis during the year ended December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to options and other equity awards under the Company’s equity compensation plans as of December 31, 2009.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	350,437	(1)	$26.97	(2)	179,443	(3)(4)
Equity compensation plans not approved by security holders	—		—		—
Total	350,437	(1)	$26.97	(2)	179,443	(3)(4)

(1)	Includes 254,021 shares subject to outstanding stock options and 96,416 outstanding restricted stock rights/units under the 2001 Plan, the Amended and Restated Fisher Communications Incentive Plan of 1995 and the 2008 Plan.

(2)	Includes restricted stock rights/units, which have no exercise price. The weighted-average exercise price excluding the restricted stock rights/units is $36.83.

(3)	Represents shares available under the 2008 Plan. If the amendment to and restatement of the 2008 Plan proposed in this Proxy Statement is approved by the Company’s shareholders at the Annual Meeting, 300,000 additional shares will be available for future issuance under the 2008 Plan. Please read “Proposal No. 3 — Approval of the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan” below for more information. In addition to stock options, the 2008 Plan permits the granting of stock appreciation rights, stock awards, restricted stock, restricted stock rights, stock units, performance shares, performance units and other stock or cash-based awards. The type of awards and the number of shares of common stock subject to the awards granted under the 2008 Plan is in the discretion of the Compensation Committee of the Board of Directors, as administrator of the plan.

(4)	Each non-employee director receives 25% of his or her annual retainer in the form of a fully vested stock award under the 2008 Plan for the number of shares of the Company’s common stock determined by dividing the amount of cash compensation to be received in the form of a stock award by the fair market value of the Company’s common stock on the last trading day of each quarter. Non-employee directors also are permitted to elect to receive all or any portion of their remaining annual retainer, committee Chair retainer(s), Board of Directors meeting fees and committee meeting fees in the form of a fully vested stock award under the 2008 Plan.

Proposal No. 3 — Approval of the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan

Introduction and Overview

The Company’s Board of Directors believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. Accordingly, the Board of Directors is seeking shareholder approval of the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan, which incorporates an amendment (the “Amendment”) to increase the number of shares of the Company’s common stock (“Common Stock”) authorized for issuance by 300,000, from 300,000 shares to 600,000 shares (the “2008 Plan”). The Board of Directors approved the Amendment on March 10, 2010, subject to shareholder approval at the Annual Meeting.

The Company’s shareholders approved the Fisher Communications, Inc. 2008 Equity Incentive Plan (the “Original Plan”) at the Annual Meeting of Shareholders held on April 30, 2008 with a total of 1,060,000 shares authorized for issuance. On April 28, 2008, the Company announced that if approved by shareholders, the Original Plan would be amended to reduce the number of shares authorized for issuance thereunder from 1,060,000 to 300,000. Accordingly, on April 30, 2008, following approval of the Original Plan at the Annual Meeting of Shareholders, the Board of Directors amended and restated the Original Plan to reduce the number of authorized shares to 300,000.

Stock-based long-term incentive compensation is a valuable tool for providing appropriate and effective incentives to the Company’s key employees and non-cash compensation to the Company’s non-employee directors because it aligns their interests with the interests of shareholders. If this proposal is not approved by shareholders, the Company will have to explore other ways to provide such incentives and compensation, which may include, among other things, cash incentives. Accordingly, to ensure that stock-based long-term compensation remains an available tool for the Company, the Board of Directors unanimously recommends that shareholders vote for approval of this proposal.

Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 per person in any year. However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as performance based compensation under Section 162(m) of the Code is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and reapproved by our shareholders every five years. Thus, shareholders are being asked to approve this proposal to ensure that the Committee has the flexibility to grant awards under the 2008 Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

As of March 19, 2010 and without reflecting the Amendment, 42,052 shares of Common Stock were available for issuance under the 2008 Plan and 225,901 shares of Common Stock were subject to outstanding awards. Of these, 82,421 shares of Common Stock were subject to outstanding options and 143,480 shares of Common Stock were subject to outstanding restricted stock units. Please refer to “Equity Compensation Plan Information” for summary information regarding the outstanding equity awards under all of the Company’s equity compensation plans as of December 31, 2009.

Description of the 2008 Plan,

The following description of the 2008 Plan is a summary, does not purport to be a complete description and is qualified in its entirety by the full text of the 2008 Plan. A copy of the 2008 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Purpose

The purpose of the 2008 Plan is to attract, retain and motivate employees, officers and directors of the Company and its affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s shareholders.

Administration

The 2008 Plan will continue to be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee must be comprised of two or more directors, each of whom must be a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m) of the Code. The Board may also delegate responsibility for administering the 2008 Plan to different committees of the Board or to one or more senior executive officers of the Company, to the extent permitted by law and subject to certain limitations.

Under the terms of the 2008 Plan, the Committee has the authority to, among other things:

•	select eligible individuals to whom awards are granted;

•	determine the types of awards to be granted and the number of shares of Common Stock subject to each award;

•	determine the terms, conditions and provisions of such awards;

•	interpret and administer the 2008 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2008 Plan; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2008 Plan.

Eligibility

Awards may be granted under the 2008 Plan to employees, officers and directors of the Company and its affiliates as selected by the Committee. As of March 12, 2010, approximately 1,001 employees and officers, and 9 directors were eligible to participate in the 2008 Plan. However, the Compensation Committee currently intends to grant awards under the 2008 Plan only to key employees and directors.

Number of Shares

Subject to adjustment in the event of a stock dividend, stock split, spin-off, recapitalization, merger or similar event, the number of shares of Common Stock authorized for issuance under the 2008 Plan is 600,000 shares. The shares of Common Stock deliverable under the 2008 Plan will consist of authorized and unissued shares. Shares of Common Stock covered by an award granted under the 2008 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares of Common Stock relating to awards that lapse, expire, terminate or are canceled prior to issuance of the shares and shares issued under the 2008 Plan that are subsequently forfeited to or otherwise reacquired by the Company will again become available for issuance under the 2008 Plan. Shares of Common Stock withheld by or tendered to the Company as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award and shares of Common Stock related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued will again become available for issuance under the 2008 Plan. Awards granted under the 2008 Plan by the Company in connection with acquisition transactions in substitution or exchange for awards previously granted by an acquired entity will not reduce the number of shares authorized for issuance under the 2008 Plan. Any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an award will not reduce the number of shares of Common Stock available under the 2008 Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options is the total stated number of shares authorized under the 2008 Plan.

Types of Awards

The 2008 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) stock awards, restricted stock and stock units; (4) performance shares and performance units; and (5) other stock or cash-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. Except for certain grants made to assume or substitute awards in connection with acquisition transactions, the exercise price of stock options granted under the 2008 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant and, with respect to incentive stock options, must not be less than the minimum exercise price required by Section 422 of the Code. The Committee will fix the term of each option, but options granted under the 2008 Plan will not be exercisable more than ten years after the date the option is granted. Each option will vest and become exercisable at such time or times as determined by the Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price in one or a combination of the following forms of payment: cash; check or wire transfer; the withholding of Common Stock that would otherwise be issued on exercise of the option; the delivery of Common Stock already owned by the participant; broker-assisted cashless exercise; or such other consideration as may be permitted by the Committee.

After termination of service with the Company or its affiliates, a participant will be able to exercise his or her option for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the option agreement. If a participant is terminated for cause, all options generally will automatically expire upon notification to the participant of the termination.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) may be granted alone (“freestanding”) or in tandem with another option award (“related option”). Except for certain grants made to assume or substitute awards in connection with acquisition transactions, the grant price of a freestanding SAR will be at least 100% of the fair market value of the Common Stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon exercise of a SAR will be in cash, shares, some combination of cash and shares or in any other manner approved by the Committee. The Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. The term of a freestanding SAR will not be more than ten years. The term of a tandem SAR will not exceed the term of the related option. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the related option has been exercised.

Stock Awards, Restricted Stock and Stock Units.    Awards of shares of Common Stock, or awards designated in units of Common Stock, may be granted under the 2008 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The Committee may waive any repurchase or forfeiture restrictions at any time in its sole discretion. The restrictions may be based on continuous service with the Company or its affiliates and/or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards.    Performance awards may be in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Common Stock. Performance units are units valued by reference to a designated amount of cash. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be paid entirely in cash or shares of Common Stock or in any combination of cash and shares of Common Stock, in the discretion of the Committee. The amount of any payment may be adjusted on the basis of such further considerations as the Committee determines in its sole discretion.

Other Stock or Cash-Based Awards.    Incentives payable in cash or in shares of Common Stock, subject to the terms of the 2008 Plan and any other terms and conditions determined by the Committee, may be granted either alone or in addition to other awards granted under the 2008 Plan.

Repricing

Without shareholder approval, the Committee may not (1) cancel or amend outstanding options or stock appreciation rights for the purpose of repricing, replacing or regranting such awards with options or stock appreciation rights that have a purchase or grant price that is less than the purchase or grant price for the original option or stock appreciation right, except in connection with certain adjustments or (2) issue an option or amend an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit.

If the Committee intends to qualify an award under the 2008 Plan as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals selected by the Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction metrics; employee satisfaction metrics; services performance metrics; subscriber metrics; cash management metrics; or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments.    The Committee may adjust the amount payable pursuant to an award under the 2008 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards. The Committee may not waive the achievement of the applicable performance goals related to an award except in the case of the participant’s death or disability.

Limitations.    Subject to adjustment in the event of a stock dividend, stock split, spin-off, recapitalization, merger or similar event, participants that are granted awards intended to qualify as “performance-based compensation” may not be granted awards other than performance units for more than 200,000 shares of Common Stock in any calendar year. However, the Company may make additional one-time grants of such awards for up to 250,000 shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based compensation” shall not exceed $1,000,000 in any calendar year.

Change in Control and Company Transaction

Change in Control.    Under the 2008 Plan, unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between the participant and the Company or an affiliate, in the event of a change in control:

•

All outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change in control and will terminate at the effective time of the change in control. However, if the change in control is a company transaction, such awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by the successor company. Any such awards that are converted, assumed or replaced in the company transaction and do not otherwise accelerate at the time of the company transaction will become fully vested and exercisable with respect to the entire unvested portion of the award, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, if the participant’s employment with the successor company terminates either in connection with the company transaction or within one year thereafter, unless termination is by the successor company for cause or by the participant voluntarily without good reason.

•

All performance shares and performance units earned and outstanding as of the date the change in control occurs will be payable in full at the target level in accordance with the payout schedule included in the instrument evidencing the award. Any remaining performance shares or performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change in control and will be payable in full at the target level in accordance with the payout schedule included in the instrument evidencing the award.

•

In the event of a change in control that is a company transaction, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed-out. In addition, the Committee may in its discretion instead determine the effect of a change in control on outstanding awards at the time of the change in control and in light of the circumstances surrounding the change in control.

Definition of change in control.    Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or an affiliate, a change in control of the Company generally means the occurrence of any of the following events:

•

an acquisition of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, an acquisition pursuant to a transaction with certain related parties, or any acquisition approved by the Board of Directors);

•

a change in the composition of the Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority of the Board of Directors (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board); or

•	consummation of a company transaction.

Definition of company transaction.    Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or an affiliate, a company transaction generally means the consummation of any of the following, excluding transactions with certain related parties:

•	a merger or consolidation of the Company with or into any other company;

•

a statutory share exchange in which the Company’s outstanding shares are acquired or a sale in a transaction or series of transactions undertaken with a common purpose of at least a majority of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in a transaction or series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors or the Committee, the 2008 Plan will terminate, and no further awards may be granted, ten years after the date on which shareholders approve the 2008 Plan (i.e., April 30, 2018). Generally, the Board of Directors or the Committee may amend, suspend or terminate all or any portion of the 2008 Plan at any time, but such amendment, suspension or termination may not, without the participant’s consent, materially adversely affect any rights under any outstanding award. The Board of Director’s and Committee’s right to amend the 2008 Plan is subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements. The Committee may amend the terms of any award granted, prospectively or retroactively, but generally cannot materially adversely impair the rights of any participant without the participant’s consent.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to the Company and to participants in the 2008 Plan who are U.S. citizens. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within thirty (30) days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award. The U.S. federal income tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company

In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding

The Company is authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to the Company, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Company is not required to issue any shares of Common Stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Other Information

A new plan benefits table as described in the federal proxy rules, is not provided because all awards made under the 2008 Plan will be made at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time. Please refer to the section entitled “2009 Grants of Plan-Based Awards Table,” which provides information on the grants made in the last fiscal year to executives listed in the “Summary Compensation Table,” and please refer to the section entitled “2009 Non-Employee Director Compensation,” which provides information on grants made in the last fiscal year to our non-employee directors.

The closing price of the Common Stock, as reported on the Nasdaq Global Market on March 19, 2010, was $14.59 per share.

The Board Of Directors Unanimously Recommends That You Vote

“FOR” Approval Of the Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan.

Proposal No. 4 — Shareholder Proposal Requesting Action to Increase the Size of our Board of Directors

Nicholas R. Knapton of P.O. Box 519, Spokane, Washington 99210, has indicated that he is the beneficial owner of 20,806 shares of our common stock, and that he will present the following proposal and supporting statement at the Annual Meeting. The proposal and supporting statement are quoted verbatim below:

Proposed Resolution

RESOLVED; that the shareholders of Fisher Communications, Inc. (the “Company”) request that the Board of Directors take necessary steps to increase the number of Directors on the Board of Directors to at least twelve (12) Directors, beginning at the 2010 annual meeting; provided that no Director elected prior thereto shall be prevented from completing the term to which such Director was elected, and that, once approved this proposal may only be amended or repealed by a majority vote of the Company’s shareholders.

Supporting Statement of Stockholder

I believe that by increasing the Board of Directors to at least twelve (12) Directors this will encourage board accountability to its shareholders as this will make it more likely shareholders will be successful in nominating directors who are shareholders while making the board more accountable and focused on maximization of shareholder value.

It has been my belief for a number of years, and it continues to be my belief, that the Company’s stock is worth substantially more than its market price. Based on my internal analysis, I believe that the private market value of the Company’s properties is substantially higher than the current market price, and that the shareholders should be receiving much more value than they have been receiving. Management’s actions to date have not narrowed the gap between the private value of the Company and its public market price. Instead, untimely and costly acquisitions have diluted shareholder value.

For improved Board accountability at Fisher Communications, Inc. and the election of at least twelve (12) Directors:

I URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL.

After careful consideration, our Board of Directors unanimously recommends that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Fisher Communications and our shareholders and opposes the proposal for the reasons discussed below.

Currently, our articles of incorporation provide that our Board shall consist of between 9 and 19 directors, with the exact number fixed by our Bylaws. Under our Bylaws, the size of our Board is currently set at 10 directors. The proposal requests that the Board take the necessary steps to increase its size to 12 directors. We believe that a larger Board is unnecessary for a Company of our size, would hinder discussion and deliberation, and would force us to incur unnecessary additional expenses for director retainer and meeting fees.

There is no one correct or universal Board size. The number of directors should be determined by the Board based on its best judgment of facts and circumstances relating to the needs of the Board and the Company’s business. All companies generally need enough directors to do the necessary work of the Board, including committee work; satisfy applicable independence requirements; and make informed and well-considered decisions. Our Board believes having 10 directors allows it to satisfy these objectives. Nine of our directors are independent non-management directors, our Board and committee meetings are very well attended, and our three standing Board committees are very well-served. Our Board remains accountable to shareholders and keenly focused on shareholder value, and increasing the Board size to 12 directors is an arbitrary increase that would do nothing to improve this accountability and focus. Moreover, the proposal does not offer any clear statement, data or analysis as to why having a larger Board will improve this accountability and focus.

Larger boards can raise certain challenges. For instance, a large number of directors can increase unnecessary bureaucracy and may impede meaningful individual participation. Additionally, adding two new seats to our Board would increase our director compensation and meeting fee expenses, which would be an inefficient and unnecessary use of our Company’s resources in the current challenging economic environment.

FOR THE FOREGOING REASONS, OUR BOARD OF DIRECTORS

UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST

THIS PROPOSAL

Proposal No. 5 — Shareholder Proposal Amending the Company’s Bylaws to Require Shareholder Approval of Certain Company Acquisitions

Paul S. Schultz, of 310 S. Greenacres Road, Greenacres, Washington 99016, has indicated that he is the beneficial owner of approximately 2,525 shares of our common stock, and that he will present the following proposal and supporting statement at the Annual Meeting. The proposal and supporting statement are quoted verbatim below:

SHAREHOLDER PROPOSAL

RESOLVED; That the By-Laws of Fisher Communications, Inc. (the “Company”) be amended to provide that any decision by the Company to engage in a transaction, either through acquisition of assets, stock or otherwise, by which the Company would acquire an operating business, and for which the consideration paid by the Company would exceed $35 million, requires a majority vote of the Company’s shareholders, and that, the amended by-law thereafter may only be amended or repealed by a majority vote of the Company’s shareholders.

SUPPORTING STATEMENT OF SHAREHOLDER

It has been my belief for a number of years, and it continues to be my belief, that the Company’s stock is worth substantially more than its market price. Based on my internal analysis, I believe that the private market value of the Company’s properties is substantially higher than the current market price, and that the shareholders should be receiving much more value than they have been receiving.

Management’s actions to date have not narrowed the gap between the private value of the Company and its public market price. Instead, untimely and costly acquisitions have diluted earnings and seriously limited the Company’s financial flexibility. I believe that these often complex deals resulted in impairment of goodwill and intangible assets, while diluting shareholder value.

By so voting to amend the Company’s By-Laws, the shareholders can ensure that, in the future, decisions about whether to make acquisitions, which may dilute shareholder value, will require the vote of a majority of the Company’s shareholders. I urge you to vote to amend the Company’s By-Laws to provide that any decision by the Company to acquire an operating business where the consideration paid by the company exceeds $35 million, requires a majority vote of the Company’s shareholders, and that, the amended by-law thereafter may only be amended or repealed by a majority vote of the Company’s shareholders.

I URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL

After careful consideration, our Board of Directors unanimously recommends that you vote AGAINST this proposal. The Board believes that this proposal is restrictive and unnecessary and could be detrimental to Fisher Communications and our shareholders. For these reasons and the reasons discussed below, our Board strongly opposes this proposal.

Fundamental Duties of the Board.    This proposal would place a severe and unnecessary restriction on our Board’s fundamental duty to determine how best to execute on Fisher’s business strategy and deploy its capital. Our Board of Directors plays a central role in the operation of the Company, and each director spends a significant amount of time understanding the challenges and opportunities facing the Company. The fiduciary duties and obligations imposed on our directors by Washington law require them to carefully consider acquisitions and transactions before making any decisions. As such, Board members are in the best position to make these decisions. Removing the ability of the Board of Directors to approve and execute acquisitions would undermine the fundamental role given to the Board to manage the Company.

Similar Proposal in 2009 Not Supported.    We believe that our shareholders are overwhelmingly opposed to the restrictions contained within this proposal. A very similar proposal was included in the proxy statement for our 2009 Annual Meeting. The only difference between last year’s version and this proposal is that last year’s version required shareholder approval for certain acquisitions over $25 million, rather than $35 million. Although the proposal was not formally presented for a vote at our 2009 Annual Meeting, based on preliminary voting of over 93% of our shares, 66.7% of votes cast were against the proposal.

Existing Protection Against Dilution; State Law.    This proposal is unnecessary because Fisher shareholders are already sufficiently protected against large dilutive acquisitions by the rules of the Nasdaq Stock Market. These rules require that our shareholders approve any acquisition in which the Company would issue 20% or more of its then outstanding shares in an acquisition. Therefore, the restrictions sought by this proposal are not necessary for those transactions that would be truly dilutive to Company shareholders.

Our Company is a Washington corporation and as such, is subject to the Washington Business Corporation Act (the “WBCA”). In the context of a company acquisition by asset sale or merger, the WBCA only requires that the target company obtain shareholder approval of the acquisition, not the acquiring company. This proposal would unnecessarily alter this fundamental rule of state law.

Competitive Concerns.    The proposed acquisition restrictions are highly unusual, and we are not aware of similar restrictions placed on any of our primary industry peers. As a result, implementing this proposal would make it very difficult for our Company to compete for even small acquisitions or station swaps in the ordinary course of business. A common form of transaction in the broadcasting industry is the sale or swap of one or more television stations. These deals are conducted as confidential auctions or private negotiations whereby interested buyers submit their offers including price and closing conditions. Requiring the Company to include shareholder approval as a closing condition for every acquisition over $35 million would make Fisher’s offers very unattractive and much less likely to be accepted when compared to our competitors’ offers. In addition, because of the uncertainty and publicity created by the shareholder approval requirement, potential sellers may be less willing to enter into discussions or even negotiate with our Company, or they may require additional compensation.

Unnecessary Distraction and Expense.    The restrictions contained within this proposal would require the Company to make significant additional expenditures when seeking to complete an acquisition and would unnecessarily distract management. The Company would be forced to prepare and distribute a proxy statement, and conduct a shareholders’ meeting, all of which would require management’s attention. The planning and work for a special shareholders meeting generally takes at least three months and could cost well in excess of $100,000 for printing, legal, solicitation and advisory fees. Imposing this restriction and the related costs in the current difficult economic environment, especially when Fisher competitors are not subject to the same requirements, would be an inefficient use of the Company’s resources.

Uncertainties in Implementation of the Proposal.    This proposal would be very difficult, if not impossible to implement. For instance, the proposal seeks to impose restrictions on the Company’s ability to acquire additional operating businesses, but nowhere does it define the term “operating business.” As a result, it is unclear whether the restriction would apply to transactions like acquisitions of holding companies, real estate, or parts of businesses such as television stations. When considering these types of opportunities, our Board needs to be certain that the Company’s actions will not conflict with such a vaguely written restriction subjecting the Company to significant and expensive risk.

FOR THE FOREGOING REASONS, OUR BOARD OF DIRECTORS

UNANIMOUSLY RECOMMENDS THAT YOU VOTE

AGAINST THIS SHAREHOLDER PROPOSAL

OTHER BUSINESS

Other than as described in this Proxy Statement, our Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the Proxy holders will vote shares represented by properly executed Proxies as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in accordance with their best judgment on such matters.

At the Annual Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at our 2011 Annual Meeting of Shareholders must be received by us no later than December 8, 2010 in order to be included in the Proxy Statement and form of Proxy relating to that annual meeting. A shareholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding common stock for at least one year by the date of submission of the proposal, and the shareholder must continue to own such stock through the date of the meeting.

In addition, shareholders that intend to present a proposal, including director nominations, at the 2011 Annual Meeting that will not be included in our Proxy Statement and form of Proxy must give timely written notice of the proposal to the Company in accordance with the requirements of our Bylaws. Such notice must be received by our Secretary not earlier than January 12, 2011 and not later than February 11, 2011.

Receipt by the Company of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2011 Annual Meeting because there are other relevant requirements in the SEC’s proxy rules and our Bylaws.

In accordance with Section 2.6 of our Bylaws, our Secretary must receive all proposals in writing at the executive offices of the Company at 140 4th Avenue North, Suite 500, Seattle, Washington 98109 by the applicable deadline. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

HOUSEHOLDING

Beneficial owners, but not record holders, of our common stock who share a single address may receive only one copy of this Proxy Statement and our annual report to shareholders, unless their bank, broker or other record holder or Broadridge Financial Solutions on their behalf has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing expenses. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of future proxy statements and annual reports to shareholders, or commence householding and receive a single copy of future proxy statements and annual reports to shareholders, they should notify their bank, broker or other record holder or Broadridge Financial Solutions. Beneficial owners sharing an address to which a single copy of this Proxy Statement and our annual report to shareholders was delivered can also request, orally or in writing, prompt delivery of a separate copy of this Proxy Statement and our annual report to shareholders by contacting us at Fisher Communications, Inc., Attn: Investor Relations, 140 Fourth Avenue North, Suite 500, Seattle, WA 98109, (206) 404-7000.

ANNUAL REPORT TO SHAREHOLDERS

Upon written request, any shareholder may obtain without charge a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2009, including the financial statements and the financial statement schedules. Written requests for the Form 10-K should be addressed to Investor Relations, Fisher Communications, Inc., 140 4th Avenue North, Suite 500, Seattle, Washington 98109.

April 7, 2010

BY ORDER OF THE BOARD OF DIRECTORS,

Christopher J. Bellavia
Corporate Secretary

Appendix A

FISHER COMMUNICATIONS, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Fisher Communications, Inc. 2008 Equity Incentive Plan is to attract, retain and motivate employees, officers and directors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1    Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2    Delegation

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board has delegated authority to administer the Plan.

3.3    Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash or shares of Common Stock or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the

Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 600,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2    Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.

SECTION 6. AWARDS

6.1    Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written notice or agreement (including an electronic notice or agreement) that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the notice or agreement evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4    Dividends and Distributions

Participants may, if and to the extent the Committee so determines and sets forth in the notice or agreement evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Common

Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1    Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date (and, with respect to Incentive Stock Options, shall not be less than the minimum exercise price required by Section 422 of the Code), except in the case of Substitute Awards.

7.3    Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4    Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6    Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

Notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1    Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2    Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3    Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1    Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2    Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3    Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1    Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, cash, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2    Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of cash, which value may be paid to the Participant by delivery of cash, shares of Common Stock, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1    Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3    Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

Except as otherwise provided in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, any such Awards that are converted, assumed or substituted for in the Company Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 100% of the unvested portion of the Award, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, in the event that the Participant’s employment with the Successor Company should terminate (i) in connection with such Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment is terminated by the Successor Company for Cause or by the Participant voluntarily without Good Reason.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) Further notwithstanding the foregoing, the Committee, in its sole discretion, may instead determine the effect of a Change in Control on outstanding Awards at the time of the Change in Control and in light of the circumstances surrounding the Change in Control.

15.4    Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5    No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7    Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 15 or any other amendments to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment or amendment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1    Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash or shares of Common Stock pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

16.2    Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3    Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 200,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 250,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1    Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2    Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3    Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1    No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2    Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3    Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4    No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5    Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto, and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary or advisable to comply with Section 409A of the Code and any official guidance issued thereunder. Any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

18.6    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.9    Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.10    Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction or (v) any acquisition approved by the Board;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $1.25 per share, of the Company.

“Company” means Fisher Communications, Inc., a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least a majority of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least a majority of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human

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resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Good Reason,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events or conditions after a Company Transaction and without the consent of the Participant, the notification of the existence of such event or condition by the Participant to the Successor Company within 90 days of its initial existence, and the failure of the Successor Company to cure such event or condition within 30 days after receipt of such written notice from the Participant:

(a) a material diminution in the Participant’s base compensation;

(b) a material diminution in the Participant’s authority, duties or responsibilities; or

(c) the Successor Company’s requiring the Participant to be based at any place outside a 50-mile radius of his or her place of employment prior to the Company Transaction, except for reasonably required travel on the Successor Company’s business that is not materially greater than such travel requirements prior to the Company Transaction.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of the Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

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“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash granted under Section 11.2.

“Plan” means the Fisher Communications, Inc. 2008 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the

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Company or a Related Company to a consultant, advisor, independent contractor or non-employee director of the Company or a Related Company shall be considered a Termination of Service for purposes of an Award, and a change in status from a non-employee director of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service for purposes of an Award.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

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Directions to Fisher Plaza

From I-5

If you are driving to Fisher Plaza take the Mercer Street exit, turn right onto Fairview Avenue and then left onto Valley Street which becomes Broad Street. Turn left off Broad onto 5th Avenue and then turn right onto John Street to enter the Fisher Plaza parking garage on the left.

Parking at Fisher Plaza

The Fisher Plaza Parking Garage entrance is on John Street. This is a three-level, underground parking garage providing elevator access to Fisher Plaza.

In the garage there are elevators marked “Public Elevators.” Once in the elevator, press the button labeled “Lobby.” This will take you to the first floor lobby of Fisher Plaza. You will then be escorted into another elevator and taken to the 5th floor.

FISHER communications

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2010.

Vote by Internet

• Log on to the Internet and go to

www.envisionreports.com/fsci

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA,

US territories & Canada any time on a touch tone

telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — Our Board of Directors unanimously recommends shareholders vote FOR Items 1, 2 and 3, and AGAINST Items 4 and 5.

1. Election of Directors:

01 - Colleen B. Brown (for a three year term)

For Withhold

02 - Donald G. Graham III (for a three year term)

For Withhold

03 - Brian P. McAndrews (for a three year term)

For Withhold +

For Against Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.

For Against Abstain

3. Approval of our Amended and Restated 2008 Equity Incentive Plan.

4. Shareholder proposal requesting that of our Board take the necessary steps to increase the size of our Board of Directors to twelve (12) directors.

5. Shareholder proposal amending our bylaws to require shareholder approval of certain Company acquisitions.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

3 4 D V 0 2 4 5 7 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

015C2F

FISHER COMMUNICATIONS, INC.

ADMISSION CARD

Annual Meeting of Shareholders

Wednesday, May 12, 2010, 10:00 a.m.

Fisher Plaza

140 4th Avenue North

Seattle, Washington 98109

Upon arrival, please present this admission ticket and photo identification at the registration desk.

ADMISSION MAY BE DENIED WITHOUT A TICKET.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — FISHER COMMUNICATIONS

PROXY FOR 2010 ANNUAL MEETING OF SHAREHOLDERS OF FISHER COMMUNICATIONS, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael D. Wortsman and William W. Warren, Jr. and both of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Communications, Inc. (the “Company”) at the 2010 annual meeting of its shareholders to be held at Fisher Plaza, 140 4th Avenue North, Seattle, Washington 98109, at 10:00 a.m. Pacific Time, Wednesday, May 12, 2010, or any postponements, continuations and adjournments thereof, as indicated with respect to the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the meeting.

The Board of Directors unanimously recommends a vote “FOR” each nominee in Item 1, “FOR” Items 2 and 3, and “AGAINST” Items 4 and 5 described on the reverse side. This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are given, the shares represented by this proxy will be voted “FOR” all nominees in Item 1, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP in Item 2, “FOR” approval of the Company’s Amended and Restated 2008 Equity Incentive Plan in Item 3, “AGAINST” the proposals described in Items 4 and 5, and in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in accordance with the discretion of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and the Company’s 2009 Annual Report to Shareholders.

Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly in the envelope provided so that your stock will be represented in all events and so that we may have a quorum.

In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.